EXHIBIT 99.1

Earnings Release & Supplemental Information — Unaudited
March 31, 2015

OVERVIEW:	Section I	INVESTING ACTIVITY:	Section IV
Earnings Release	i-ix	Investment Activity	20
Summary Description	1	Construction, Redevelopment, Wholesale Data Center and Land	21
Equity Research Coverage	2	Summary of Construction Projects	22
Selected Financial Summary Data	3	Summary of Redevelopment Projects	23
Selected Consolidated Portfolio Data	4	Summary of Land Owned/Controlled	24

FINANCIAL STATEMENTS:	Section II	CAPITALIZATION:	Section V
Quarterly Consolidated Balance Sheets	5	Quarterly Equity Analysis	25
Consolidated Statements of Operations	6-7	Debt Analysis	26-27
Consolidated Statements of FFO	8-9	Debt Maturity Schedule	28
Consolidated Reconciliations of AFFO	10	Consolidated Joint Ventures	29

PORTFOLIO INFORMATION:	Section III	RECONCILIATIONS & DEFINITIONS:	Section VI
Consolidated Office Properties by Region	11	Supplementary Reconciliations of Non-GAAP Measures	30-32
NOI from Real Estate Operations and Occupancy by Property Grouping	12	Definitions	33-38
Real Estate Revenues & NOI from Real Estate Operations by Segment	13
Same Office Properties Average Occupancy Rates by Region	14
Same Office Property Real Estate Revenues & NOI by Region	15
Leasing - Core Office	16
Lease Expiration Analysis	17-18
Top 20 Office Tenants	19

Please refer to the section entitled “Definitions” for definitions of non-GAAP measures and other terms we use herein that may not be customary or commonly known.

6711 Columbia Gateway Drive, Suite 300
Columbia, Maryland 21046
Telephone 443-285-5400
Facsimile 443-285-7650
www.copt.com
NYSE: OFC

NEWS RELEASE

FOR IMMEDIATE RELEASE	IR Contacts:
	Stephanie Krewson-Kelly	Michelle Layne
	VP, Investor Relations	Investor Relations Specialist
	443-285-5453	443-285-5452
	stephanie.kelly@copt.com	michelle.layne@copt.com

COPT REPORTS FIRST QUARTER 2015 RESULTS

COLUMBIA, MD April 28, 2015 - Corporate Office Properties Trust (“COPT” or the “Company”) (NYSE: OFC) announced financial and operating results for the first quarter ended March 31, 2015.

“First quarter results were in line with our guidance, despite having to absorb heavier than expected weather-related expenses,” stated Roger A. Waesche, Jr., COPT’s President & Chief Executive Officer. “During the quarter we placed into service 550,000 square feet of fully leased development projects that were primarily leased to customers in our Strategic Tenant Niche, stabilized COPT DC-6, our wholesale data center in Manassas, Virginia, with an 11.25 mega watt lease and launched the strategic shift of upgrading the composition of our Regional Office portfolio to focus on urban, supply-constrained locations.”

Results:
Diluted earnings per share (“EPS”) was $0.10 for the quarter ended March 31, 2015 as compared to $0.00 in the first quarter of 2014. Per NAREIT’s definition, diluted funds from operations per share (“FFOPS”) for the first quarter of 2015 was $0.43 versus $0.48 reported in the first quarter of 2014. FFOPS, as adjusted for comparability, was $0.45 for the quarter ended March 31, 2015 as compared to $0.48 reported for the first quarter of 2014. Adjustments for comparability could encompass items such as acquisition costs, impairment losses and gains on non-operating properties (net of related tax adjustments), losses (gains) on early extinguishment of debt and write-offs of original issuance costs for redeemed preferred stock. Please refer to the reconciliation tables that appear later in this press release.

Operating Performance:
Portfolio Summary - At March 31, 2015, the Company’s portfolio of 178 operating office properties totaled 17.7 million square feet. The Company’s portfolio was 91.3% occupied and 92.4% leased as of March 31, 2015. During the quarter, the Company placed 550,000 square feet of development in service that was 100% occupied.

Same Office Performance - The Company’s same office portfolio for the quarter ended March 31, 2015 consists of 168 properties and represents 91% of the operating portfolio’s total rentable square feet. The Company’s same office portfolio was 90.7% occupied and 91.9% leased at March 31, 2015. For the first quarter ended March 31, 2015, the Company’s same office property cash NOI, which excludes gross lease termination fees and rent from tenant-funded landlord assets, decreased 1.1% as compared to the first quarter of 2014.

i

Office Leasing - COPT completed a total of 601,000 square feet of leasing in the quarter ended March 31, 2015 and achieved a 60% renewal rate.

In the quarter, lease terms on renewals averaged 4.7 years and for development and other new leases averaged 10.0 and 5.1 years, respectively.

For the quarter, total rent on renewed space increased 2.7% on a GAAP basis; on a cash basis, renewal rates declined 4.6% compared to the expiring rents.

Wholesale Data Center Leasing - During the quarter, COPT completed a lease with a strategic tenant for 11.25 mega watts (“MW”) at its wholesale data center in Manassas, Virginia (“COPT DC-6”). At March 31, 2015, 17.81 MW, or 92.5%, of the facility’s 19.25 MW’s of capacity were leased.

Investment Activity:
Construction - At March 31, 2015, the Company had seven properties totaling 1.1 million square feet under construction for a total projected cost of $233.5 million, of which $110.1 million had been invested. These seven projects were 65% pre-leased at March 31, 2015. As of the same date, COPT had five properties under redevelopment representing a total projected cost of $60.9 million, of which $35.6 million has been invested. The five redevelopment properties totaled approximately 344,000 square feet that, at March 31, 2015, were 41% pre-leased.

Acquisitions - During the quarter, the Company acquired 250 West Pratt Street, a 367,000 square foot building that is 96% leased in a premium office address in Baltimore, Maryland’s Pratt Street Corridor near the Inner Harbor, for $62 million.

Subsequent to the quarter’s end, COPT acquired Metro Place II, a 240,000 square foot, Class-A office building that is 100% leased to customers in COPT’s Strategic Tenant Niche, for $83 million. The building is located at 2600 Park Tower Drive, a Metro-served, mixed-use and amenity-rich location within the Merrifield sub-market of Northern Virginia.

Dispositions - During the quarter ended March 31, 2015, the Company disposed of 56 acres of non-strategic land in the White Marsh submarket of Greater Baltimore for $18 million and for the quarter ended March 31, 2015, recognized GAAP gains on sales of approximately $4.0 million. The gains are included in FFO per share per NAREIT, but excluded in the Company’s calculation of FFO per share, as adjusted for comparability.

Balance Sheet and Capital Transactions:
As of March 31, 2015, the Company’s debt to adjusted book ratio was 40.3% and its adjusted EBITDA fixed charge coverage ratio was 2.9x. Also, the Company’s weighted average interest rate was 4.0% for the quarter ended March 31, 2015 and 86% of the Company’s debt was subject to fixed interest rates, including the effect of interest rate swaps.

During the quarter ended March 31, 2015, the Company issued $26.6 million of equity from its ATM facility.

2015 FFO Guidance:
Management is narrowing its previously issued guidance for 2015 FFOPS, as adjusted for comparability, from the prior range of $1.97-$2.03, to a new range of $1.99-$2.03. Management is establishing guidance for second quarter 2015 FFOPS, as adjusted for comparability, of $0.48-$0.50. Reconciliations of projected diluted EPS to projected FFOPS are provided as follows:

	Three Months Ending		Year Ending
	June 30, 2015		December 31, 2015
	Low	High	1,230	High
EPS	$0.11	$0.13	$1.25	$1.29
Real estate depreciation and amortization	0.35	0.35	1.50	1.50
FFOPS, NAREIT definition	0.46	0.48	2.75	2.79
Operating property acquisition costs	—	—	0.01	0.01
NOI from properties to be conveyed (a)	(0.01)	(0.01)	(0.04)	(0.04)
Interest expense on loan secured by properties to be conveyed (a)	0.03	0.03	0.12	0.12
Gains on sales of undepreciated properties	—	—	(0.04)	(0.04)
Net gains on early extinguishment of debt (b)	—	—	(0.81)	(0.81)
FFOPS, as adjusted for comparability	$0.48	$0.50	$1.99	$2.03

a.
The Company expects to transfer two operating properties in satisfaction of non-recourse secured indebtedness. These amounts represent the Company’s forecast of net operating income generated by these assets and interest expense (accrued at the default rate) in 2015, assuming a transfer date of December 31, 2015.

b.	Represents debt and accrued interest in excess of the book value of the assets to be conveyed.

1Q 2015 Conference Call Information:
Earnings Release Date:    Tuesday, April 28, 2015 at 6:00 a.m. Eastern Time

Conference Call Date:    Tuesday, April 28, 2015

Time:     12:00 p.m. Eastern Time

Telephone Number: (within the U.S.)    888-680-0878

Telephone Number: (outside the U.S.)    617-213-4855

Passcode:    81054690

Please use the following link to pre-register and view important information about this conference call. Pre-registering is not mandatory but is recommended as it will provide you immediate entry into the call and will facilitate the timely start of the conference. Pre-registration only takes a few moments and you may pre-register at anytime, including up to and after the call start time. To pre-register, please click on the below link:
https://www.theconferencingservice.com/prereg/key.process?key=PY6LVUPLN

You may also pre-register in the Investors section of the Company’s website at www.copt.com. Alternatively, you may be placed into the call by an operator by calling the number provided above at least 5 to 10 minutes before the start of the call.

A replay of this call will be available beginning Tuesday, April 28 at 4:00 p.m. Eastern Time through Tuesday, May 12 at midnight Eastern Time. To access the replay within the United States, please call 888-286-8010 and use passcode 53567548. To access the replay outside the United States, please call 617-801-6888 and use passcode 53567548.

The conference call will also be available via live webcast in the Investor Relations section of the Company’s website at www.copt.com. A replay of the conference calls will be immediately available via webcast in the Investor Relations section of the Company’s website.

Definitions:
For definitions of certain terms used in this press release, please refer to the information furnished in our Supplemental Information Package filed as a Form 8-K which can be found on our website (www.copt.com). Reconciliations of non-GAAP measures to the most directly comparable GAAP measures are included in the attached tables.

Company Information
COPT is an office REIT that focuses primarily on serving the specialized requirements of U.S. Government agencies and defense contractors, most of which are engaged in defense information technology and national security-related activities. As of March 31, 2015, COPT derived 75% of its annualized revenue from its strategic tenant niche properties and 25% from its regional office properties. The Company generally acquires, develops, manages and leases office and data center properties concentrated in large office parks primarily located near knowledge-based government demand drivers and/or in targeted markets or submarkets in the Greater Washington, DC/Baltimore region. As of March 31, 2015, the Company’s consolidated portfolio consisted of 178 office properties totaling 17.7 million rentable square feet. COPT is an S&P MidCap 400 company.

Forward-Looking Information
This press release may contain “forward-looking” statements, as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that are based on the Company’s current expectations, estimates and projections about future events and financial trends affecting the Company. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology. Forward-looking statements are inherently subject to risks and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate. Accordingly, the Company can give no assurance that these expectations, estimates and projections will be achieved. Future events and actual results may differ materially from those discussed in the forward-looking statements.

Important factors that may affect these expectations, estimates, and projections include, but are not limited to:

*
general economic and business conditions, which will, among other things, affect office property and data center demand and rents, tenant creditworthiness, interest rates, financing availability and property values;

*	adverse changes in the real estate markets including, among other things, increased competition with other companies;

*
governmental actions and initiatives, including risks associated with the impact of a prolonged government shutdown or budgetary reductions or impasses, such as a reduction in rental revenues, non-renewal of leases, and/or a curtailment of demand for additional space by the Company's strategic customers;

*	the Company’s ability to borrow on favorable terms;

*
risks of real estate acquisition and development activities, including, among other things, risks that development projects may not be completed on schedule, that tenants may not take occupancy or pay rent or that development or operating costs may be greater than anticipated;

*
risks of investing through joint venture structures, including risks that the Company’s joint venture partners may not fulfill their financial obligations as investors or may take actions that are inconsistent with the Company’s objectives;

*
changes in the Company’s plans for properties or views of market economic conditions or failure to obtain development rights, either of which could result in recognition of significant impairment losses;

*	the Company’s ability to satisfy and operate effectively under Federal income tax rules relating to real estate investment trusts and partnerships;

*	the Company's ability to achieve projected results;

*	the dilutive effects of issuing additional common shares; and

*	environmental requirements.

The Company undertakes no obligation to update or supplement any forward-looking statements. For further information, please refer to the Company’s filings with the Securities and Exchange Commission, particularly the section entitled “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(in thousands, except per share data)

	For the Three Months Ended March 31,
	2015	2014
Revenues
Real estate revenues	$122,710	$124,877
Construction contract and other service revenues	38,324	21,790
Total revenues	161,034	146,667
Expenses
Property operating expenses	50,681	49,772
Depreciation and amortization associated with real estate operations	31,599	43,596
Construction contract and other service expenses	37,498	18,624
General and administrative expenses	6,250	6,158
Leasing expenses	1,641	1,985
Business development expenses and land carry costs	2,790	1,326
Total operating expenses	130,459	121,461
Operating income	30,575	25,206
Interest expense	(20,838)	(20,827)
Interest and other income	1,283	1,285
Loss on early extinguishment of debt	(3)	—
Income from continuing operations before equity in income of unconsolidated entities and income taxes	11,017	5,664
Equity in income of unconsolidated entities	25	60
Income tax expense	(55)	(64)
Income from continuing operations	10,987	5,660
Discontinued operations	(238)	11
Income before gain on sales of real estate	10,749	5,671
Gain on sales of real estate, net of income taxes	3,986	—
Net income	14,735	5,671
Net income attributable to noncontrolling interests
Common units in the Operating Partnership	(398)	(16)
Preferred units in the Operating Partnership	(165)	(165)
Other consolidated entities	(817)	(749)
Net income attributable to COPT	13,355	4,741
Preferred share dividends	(3,552)	(4,490)
Net income attributable to COPT common shareholders	$9,803	$251

Earnings per share (“EPS”) computation:
Numerator for diluted EPS:
Net income attributable to common shareholders	$9,803	$251
Amount allocable to restricted shares	(122)	(121)
Numerator for diluted EPS	$9,681	$130

Denominator:
Weighted average common shares - basic	93,199	87,080
Dilutive effect of share-based compensation awards	198	112
Weighted average common shares - diluted	93,397	87,192
Diluted EPS	$0.10	$0.00

v

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(in thousands, except per share data)

	For the Three Months Ended March 31,
	2015	2014
Net income	$14,735	$5,671
Real estate-related depreciation and amortization	31,599	43,596
Impairment losses on previously depreciated operating properties	233	1
Loss on sales of previously depreciated operating properties	—	4
Funds from operations (“FFO”)	46,567	49,272
Noncontrolling interests - preferred units in the Operating Partnership	(165)	(165)
FFO allocable to other noncontrolling interests	(670)	(761)
Preferred share dividends	(3,552)	(4,490)
Basic and diluted FFO allocable to restricted shares	(183)	(205)
Basic and diluted FFO available to common share and common unit holders (“Basic and diluted FFO”)	41,997	43,651
Operating property acquisition costs	1,046	—
Gain on sales of non-operating properties	(3,986)	—
Loss on early extinguishment of debt	3	23
Add: Negative FFO of properties to be conveyed to extinguish debt in default (1)	4,271	—
Demolition costs on redevelopment properties	175	—
Diluted FFO comparability adjustments allocable to restricted shares	(7)	—
Diluted FFO available to common share and common unit holders, as adjusted for comparability	43,499	43,674
Straight line rent adjustments	(1,271)	760
Straight line rent adjustments - properties in default to be conveyed	(72)	—
Amortization of intangibles included in net operating income	111	217
Share-based compensation, net of amounts capitalized	1,552	1,555
Amortization of deferred financing costs	990	1,167
Amortization of net debt discounts, net of amounts capitalized	264	171
Amortization of settled debt hedges	—	15
Recurring capital expenditures	(7,349)	(11,052)
Diluted adjusted funds from operations available to common share and common unit holders (“Diluted AFFO”)	$37,724	$36,507
Diluted FFO per share	$0.43	$0.48
Diluted FFO per share, as adjusted for comparability	$0.45	$0.48
Dividends/distributions per common share/unit	$0.275	$0.275

(1) Interest expense exceeded net operating income from these properties by the amounts in the statement.

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Dollars and shares in thousands, except per share data)

	March 31, 2015	December 31, 2014
Balance Sheet Data
Properties, net of accumulated depreciation	$3,378,152	$3,296,914
Total assets	3,777,155	3,670,257
Debt, net	1,999,622	1,920,057
Total liabilities	2,228,530	2,130,956
Redeemable noncontrolling interest	18,895	18,417
Equity	1,529,730	1,520,884
Debt to adjusted book	40.3%	39.7%
Debt to total market capitalization	39.3%	39.3%

Core Portfolio Data (as of period end) (1)
Number of operating properties	178	173
Total net rentable square feet owned (in thousands)	17,706	16,790
Occupancy %	91.3%	90.9%
Leased %	92.4%	92.4%

	For the Three Months Ended March 31,
	2015		2014
Payout ratios
Diluted FFO	64.3%		57.7%
Diluted FFO, as adjusted for comparability	62.1%		57.6%
Diluted AFFO	71.6%		69.0%
Adjusted EBITDA interest coverage ratio	4.2	x	3.6	x
Adjusted EBITDA fixed charge coverage ratio	2.9	x	2.6	x
Adjusted debt to in-place adjusted EBITDA ratio (2)	7.0	x	6.8	x

Reconciliation of denominators for diluted EPS and diluted FFO per share
Denominator for diluted EPS	93,397		87,192
Weighted average common units	3,732		3,958
Denominator for diluted FFO per share	97,129		91,150

Reconciliation of FFO to FFO, as adjusted for comparability
FFO, per NAREIT	$46,567		$49,272
Gain on sales of non-operating properties	(3,986)		—
Operating property acquisition costs	1,046		—
Loss on early extinguishment of debt, continuing and discontinued operations	3		23
Add: Negative FFO of properties to be conveyed to extinguish debt in default	4,271		—
Demolition costs on redevelopment properties	175		—
FFO, as adjusted for comparability	$48,076		$49,295

(1)	Represents operating properties held for long-term investment.

(2)	Represents debt as of period end divided by in-place adjusted EBITDA for the period, as annualized (i.e. three month periods are multiplied by four).

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Dollars in thousands)

	For the Three Months Ended March 31,
	2015	2014
Reconciliation of common share dividends to dividends and distributions for payout ratios
Common share dividends	$25,998	$24,091
Common unit distributions	1,012	1,081
Dividends and distributions for payout ratios	$27,010	$25,172

Reconciliation of GAAP net income to adjusted earnings before interest, income taxes, depreciation and amortization (“Adjusted EBITDA”) and in-place adjusted EBITDA
Net income	$14,735	$5,671
Interest expense on continuing operations	20,838	20,827
Income tax expense	55	64
Real estate-related depreciation and amortization	31,599	43,596
Depreciation of furniture, fixtures and equipment	492	505
Impairment losses	233	1
Loss on early extinguishment of debt on continuing and discontinued operations	3	23
Loss on sales of operating properties	—	4
Gain on sales of non-operational properties	(3,986)	—
Net loss on investments in unconsolidated entities included in interest and other income	75	20
Operating property acquisition costs	1,046	—
EBITDA of properties to be conveyed to extinguish debt in default	90	—
Demolition costs on redevelopment properties	175	—
Adjusted EBITDA	$65,355	$70,711
Proforma net operating income adjustment from property in quarter of acquisition	737	—
In-place adjusted EBITDA	$66,092	$70,711

Reconciliation of interest expense from continuing operations to the denominators for interest coverage-Adjusted EBITDA and fixed charge coverage-Adjusted EBITDA
Interest expense from continuing operations	$20,838	$20,827
Less: Amortization of deferred financing costs	(990)	(1,167)
Less: Amortization of net debt discount, net of amounts capitalized	(264)	(171)
Less: Interest exp. on debt in default to be extin. via conveyance of properties	(4,182)	—
Denominator for interest coverage-Adjusted EBITDA	15,402	19,489
Scheduled principal amortization	1,649	1,855
Capitalized interest	2,132	1,589
Preferred share dividends	3,552	4,490
Preferred unit distributions	165	165
Denominator for fixed charge coverage-Adjusted EBITDA	$22,900	$27,588

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Dollars in thousands)

	For the Three Months Ended March 31,
	2015	2014
Reconciliations of tenant improvements and incentives, capital improvements and leasing costs for operating properties to recurring capital expenditures
Tenant improvements and incentives on operating properties	$4,390	$6,319
Building improvements on operating properties	3,203	3,982
Leasing costs for operating properties	954	1,528
Less: Nonrecurring tenant improvements and incentives on operating properties	(264)	(16)
Less: Nonrecurring building improvements on operating properties	(875)	(568)
Less: Nonrecurring leasing costs for operating properties	(59)	(193)
Recurring capital expenditures	$7,349	$11,052

Same office property cash NOI	$66,387	$67,108
Straight line rent adjustments	580	(1,395)
Add: Amortization of deferred market rental revenue	57	(8)
Less: Amortization of below-market cost arrangements	(245)	(291)
Add: Lease termination fee, gross	753	512
Add: Cash NOI on tenant-funded landlord assets	—	3,182
Same office property NOI	$67,532	$69,108

	March 31, 2015	December 31, 2014
Reconciliation of total assets to adjusted book
Total assets	$3,777,155	$3,670,257
Accumulated depreciation	724,539	703,083
Accumulated amortization of real estate intangibles and deferred leasing costs	219,437	214,611
Less: Adjusted book assoc. with properties to be conveyed to extinguish debt in default	(131,623)	(131,118)
Adjusted book	$4,589,508	$4,456,833

Reconciliation of debt to adjusted debt
Debt, net	$1,999,622	$1,920,057
Less: Debt in default to be extinguished via conveyance of properties	(150,000)	(150,000)
Numerator for debt to adjusted book ratio	1,849,622	1,770,057
Less: Cash and cash equivalents	(4,429)	(6,077)
Adjusted debt	$1,845,193	$1,763,980

Corporate Office Properties Trust
Summary Description

The Company: Corporate Office Properties Trust (the “Company” or “COPT”) is a self-managed office real estate investment trust (“REIT”). COPT is listed on the New York Stock Exchange under the symbol “OFC” and is a S&P MidCap 400 Company. As of March 31, 2015, COPT derived 75% of its portfolio annualized revenue from its strategic tenant niche properties and 25% from its regional office properties. COPT’s strategic tenant niche properties are those held for long-term investment that are either located near defense installations and other knowledge-based government demand drivers, or otherwise occupied primarily by U.S. Government agencies and their contractors. COPT’s regional office properties are those held for long-term investment predominantly in the Greater Washington, DC/Baltimore region, excluding Strategic Tenant Niche Properties. As of March 31, 2015, COPT’s core portfolio of 178 office properties encompassed 17.7 million square feet and was 92.4% leased. As of the same date, COPT also owned one wholesale data center which upon completion and stabilization is expected to have a critical load of 19.25 megawatts; this data center had 9.0 megawatts in operations, of which 6.56 were leased, and 11.25 megawatts under development that were 100% leased.

Corporate Strategy: COPT’s customer strategy focuses on serving the specialized requirements of United States Government agencies and their contractors, most of whom are engaged in national security and information technology related activities. These tenants’ missions generally pertain more to knowledge-based activities (such as cyber security, research and development and other highly technical defense and security areas) than to force structure (troops) and weapon system production. In order to support this customer strategy, COPT focuses on owning properties located near defense installations and other knowledge-based government demand drivers. COPT also focuses on owning properties in targeted markets or submarkets in the Greater Washington, DC/Baltimore region with strong growth attributes.

Management:	Investor Relations:
Roger A. Waesche, Jr., President & CEO	Stephanie M. Krewson-Kelly, VP of IR
Stephen E. Budorick, EVP & COO	443-285-5453, stephanie.kelly@copt.com
Wayne H. Lingafelter, EVP, Development & Construction	Michelle Layne, Manager of IR
Anthony Mifsud, EVP & CFO	443-285-5452, michelle.layne@copt.com

Corporate Credit Rating: BBB- (Fitch), Baa3 (Moody’s), and BBB- (S&P); All Stable Outlook

Disclosure Statement: This supplemental package contains forward-looking statements within the meaning of the Federal securities laws. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology.  Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate.  Although we believe that the expectations, estimates and projections reflected in such forward-looking statements are based on reasonable assumptions at the time made, we can give no assurance that these expectations, estimates and projections will be achieved.  Future events and actual results may differ materially from those discussed in the forward-looking statements.  Important factors that may affect these expectations, estimates and projections include, but are not limited to: general economic and business conditions, which will, among other things, affect office property and data center demand and rents, tenant creditworthiness, interest rates, financing availability and property values; adverse changes in the real estate markets, including, among other things, increased competition with other companies; governmental actions and initiatives, including risks associated with the impact of a prolonged government shutdown or budgetary reductions or impasses, such as a reduction in rental revenues, non-renewal of leases and/or a curtailment of demand for additional space by our strategic customers; our ability to borrow on favorable terms; risks of real estate acquisition and development activities, including, among other things, risks that development projects may not be completed on schedule, that tenants may not take occupancy or pay rent or that development or operating costs may be greater than anticipated; risks of investing through joint venture structures, including risks that our joint venture partners may not fulfill their financial obligations as investors or may take actions that are inconsistent with our objectives; changes in our plans for properties or views of market economic conditions or failure to obtain development rights, either of which could result in recognition of impairment losses; our ability to satisfy and operate effectively under Federal income tax rules relating to real estate investment trusts and partnerships; the dilutive effects of issuing additional common shares; our ability to achieve projected results; and environmental requirements.  We undertake no obligation to update or supplement any forward-looking statements.  For further information, please refer to our filings with the Securities and Exchange Commission, particularly the section entitled “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2014.

Corporate Office Properties Trust
Equity Research Coverage

Firm	Senior Analyst	Phone	Email

Bank of America Merrill Lynch	Jamie Feldman	646-855-5808	james.feldman@baml.com
Capital One Securities	Chris Lucas	571-633-8151	christopher.lucas@capitalone.com
Citigroup Global Markets	Emmanuel Korchman	212-816-1382	emmanuel.korchman@citi.com
Cowen and Company	Tom Catherwood	646-562-1382	tom.catherwood@cowen.com
Credit Suisse	Ian Weissman	917-846-3831	ian.weissman@credit-suisse.com
Evercore ISI	Steve Sakwa	212-446-9462	steve.sakwa@evercoreisi.com
Green Street Advisors	John Bejjani	949-640-8780	jbejjani@greenstreetadvisors.com
Jefferies & Co.	Tayo Okusanya	212-336-7076	tokusanya@jefferies.com
JP Morgan	Tony Paolone	212-622-6682	anthony.paolone@jpmorgan.com
KeyBanc Capital Markets	Craig Mailman	917-368-2316	cmailman@key.com
Mizuho Securities USA Inc.	Richard Anderson	212-205-8445	richard.anderson@us.mizuho-sc.com
Raymond James	Bill Crow	727-567-2594	bill.crow@raymondjames.com
RBC Capital Markets	Michael Carroll	440-715-2649	michael.carroll@rbccm.com
Robert W. Baird & Co., Inc.	Dave Rodgers	216-737-7341	drodgers@rwbaird.com
Stifel, Nicolaus & Company, Inc.	John Guinee	443-224-1307	jwguinee@stifel.com
SunTrust Robinson Humphrey, Inc.	Michael Lewis	212-319-5659	michael.lewis@suntrust.com
Wells Fargo Securities	Brendan Maiorana	443-263-6516	brendan.maiorana@wachovia.com

With the exception of Green Street Advisors, the above-listed firms are those whose analysts publish research material on the Company and whose estimates of our FFO per share can be tracked through Thomson’s First Call Corporation. Any opinions, estimates, or forecasts the above analysts make regarding COPT’s future performance are their own and do not represent the views, estimates, or forecasts of COPT’s management.

Corporate Office Properties Trust
Selected Financial Summary Data
(in thousands, except per share data)

	Three Months Ended
SUMMARY OF RESULTS	3/31/15		12/31/14		9/30/14		6/30/14		3/31/14
Same Office Property NOI	$67,532		$72,298		$71,168		$70,310		$69,108
NOI from real estate operations	$72,024		$77,301		$75,359		$72,108		$75,144
Adjusted EBITDA	$65,355		$70,414		$69,122		$65,800		$70,711
Net income attributable to COPT common shareholders	$9,803		$1,352		$19,167		$1,777		$251
FFO - per NAREIT	$46,567		$37,345		$49,655		$41,273		$49,272
FFO - as adjusted for comparability	$48,076		$50,957		$48,151		$47,034		$49,295
Basic and diluted FFO available to common share and common unit holders	$41,997		$32,638		$44,916		$34,091		$43,651
Diluted FFO available to common share and common unit holders, as adjusted for comparability	$43,499		$46,191		$43,419		$39,826		$43,674
Diluted AFFO avail. to common share and common unit holders	$37,724		$40,136		$28,977		$27,561		$36,507
Per share - diluted:
EPS	$0.10		$0.01		$0.22		$0.02		$0.00
FFO - NAREIT	$0.43		$0.34		$0.49		$0.37		$0.48
FFO - as adjusted for comparability	$0.45		$0.49		$0.48		$0.44		$0.48
Dividend per common share	$0.275		$0.275		$0.275		$0.275		$0.275
Payout ratios:
Diluted FFO	64.3%		81.8%		56.0%		73.8%		57.7%
Diluted FFO - as adjusted for comparability	62.1%		57.8%		58.0%		63.2%		57.6%
Diluted AFFO	71.6%		66.5%		86.9%		91.3%		69.0%
Rental revenue operating margin	73.3%		79.0%		78.3%		76.4%		76.7%
CAPITALIZATION
Total Market Capitalization	$5,093,091		$4,882,468		$4,613,107		$4,853,704		$4,627,913
Total Equity Market Capitalization	$3,093,469		$2,962,411		$2,563,115		$2,754,361		$2,696,082
Debt, net	$1,999,622		$1,920,057		$2,049,992		$2,099,343		$1,931,831
Debt to Total Market Capitalization	39.3%		39.3%		44.4%		43.3%		41.7%
Debt to Adjusted book	40.3%		39.7%		42.8%		43.9%		43.5%
Adjusted EBITDA interest coverage ratio	4.2	x	4.0	x	3.6	x	3.7	x	3.6	x
Adjusted EBITDA debt service coverage ratio	3.8	x	3.7	x	3.4	x	3.4	x	3.3	x
Adjusted EBITDA fixed charge coverage ratio	2.9	x	2.8	x	2.7	x	2.6	x	2.6	x
Adjusted debt to in-place adjusted EBITDA ratio	7.0	x	6.3	x	6.7	x	7.1	x	6.8	x
OTHER
Revenue from early termination of leases	$603		$611		$239		$72		$1,112
Capitalized interest costs	$2,132		$1,740		$1,314		$1,422		$1,589

Corporate Office Properties Trust
Selected Consolidated Portfolio Data (1)

	3/31/15	12/31/14	9/30/14	6/30/14	3/31/14

# of Operating Office Properties
Total Portfolio	178	173	174	180	183
Core Portfolio	178	173	174	172	181
Same Office Properties	168	168	168	168	168

% Occupied
Total Portfolio	91.3%	90.9%	91.5%	89.3%	89.8%
Core Portfolio	91.3%	90.9%	91.5%	90.0%	89.7%
Same Office Properties	90.7%	90.8%	91.9%	90.7%	91.0%

% Leased
Total Portfolio	92.4%	92.4%	93.0%	91.4%	91.1%
Core Portfolio	92.4%	92.4%	93.0%	92.2%	91.0%
Same Office Properties	91.9%	92.3%	93.4%	92.7%	92.4%

Square Feet of Office Properties (in thousands)
Total Portfolio	17,706	16,790	16,863	16,923	17,473
Core Portfolio	17,706	16,790	16,863	16,620	16,808
Same Office Properties	16,109	16,109	16,109	16,109	16,109

Wholesale Data Center
Initial Stabilization Critical Load (in megawatts (“MWs”))	19.25	18	18	18	18
MWs Operational	9	9	9	9	9
MWs Leased (2)	17.81	6.56	6.26	6.26	6.26

(1)
Amounts reported exclude the effect of properties serving as collateral for debt which is in default that we expect to extinguish via conveyance of such properties. Effective April 1, 2014, all cash flows from such properties belong to the lender.

(2)
Leased megawatts as of March 31, 2015 included 6.56 in operations, which were leased to tenants with further expansion rights of up to a combined 7.63 megawatts, and 11.25 under development and expected to be in operations in stages during the remainder of 2015.

Corporate Office Properties Trust
Quarterly Consolidated Balance Sheets
(dollars in thousands)

	3/31/15	12/31/14	9/30/14	6/30/14	3/31/14
Assets
Properties, net
Operating properties, net	$2,888,534	$2,751,488	$2,757,207	$2,724,242	$2,729,003
Construction and redevelopment in progress, including land (1)	161,637	222,146	167,618	168,996	159,468
Land held (1)	327,981	323,280	346,331	361,004	336,157
Total properties, net	3,378,152	3,296,914	3,271,156	3,254,242	3,224,628
Assets held for sale	—	14,339	—	22,868	—
Cash and cash equivalents	4,429	6,077	40,018	76,216	18,374
Restricted cash and marketable securities	11,445	9,069	14,371	11,689	10,965
Accounts receivable, net	33,753	26,901	20,180	30,911	30,152
Deferred rent receivable, net	98,340	95,910	95,405	93,270	91,082
Intangible assets on real estate acquisitions, net	61,477	43,854	48,300	51,645	55,678
Deferred leasing and financing costs, net	65,245	64,797	65,009	65,251	65,855
Mortgage and other investing receivables	52,814	52,147	50,886	56,549	55,231
Prepaid expenses and other assets	71,500	60,249	74,863	46,859	53,932
Total assets	$3,777,155	$3,670,257	$3,680,188	$3,709,500	$3,605,897
Liabilities and equity
Liabilities:
Debt, net	$1,999,622	$1,920,057	$2,049,992	$2,099,343	$1,931,831
Accounts payable and accrued expenses	138,214	123,035	123,893	105,205	97,451
Rents received in advance and security deposits	31,551	31,011	33,075	27,520	28,267
Dividends and distributions payable	30,174	29,862	28,344	28,342	29,122
Deferred revenue associated with operating leases	14,697	13,031	13,420	12,355	12,281
Interest rate derivatives	4,282	1,855	2,236	3,236	3,196
Other liabilities	9,990	12,105	13,288	14,818	13,060
Total liabilities	2,228,530	2,130,956	2,264,248	2,290,819	2,115,208
Redeemable noncontrolling interest	18,895	18,417	18,436	18,901	17,654
Equity:
COPT’s shareholders’ equity:
Preferred shares at liquidation preference	199,083	199,083	199,083	199,083	249,083
Common shares	945	933	877	877	876
Additional paid-in capital	1,999,708	1,969,968	1,822,283	1,819,436	1,816,467
Cumulative distributions in excess of net income	(733,459)	(717,264)	(692,978)	(688,033)	(665,708)
Accumulated other comprehensive (loss) income	(3,947)	(1,297)	871	(761)	2,072
Total COPT’s shareholders’ equity	1,462,330	1,451,423	1,330,136	1,330,602	1,402,790
Noncontrolling interests in subsidiaries
Common units in the Operating Partnership	49,168	51,534	49,781	50,323	51,757
Preferred units in the Operating Partnership	8,800	8,800	8,800	8,800	8,800
Other consolidated entities	9,432	9,127	8,787	10,055	9,688
Total noncontrolling interests in subsidiaries	67,400	69,461	67,368	69,178	70,245
Total equity	1,529,730	1,520,884	1,397,504	1,399,780	1,473,035
Total liabilities, redeemable noncontrolling interest and equity	$3,777,155	$3,670,257	$3,680,188	$3,709,500	$3,605,897
(1) Please refer to pages 21-24 for detail.

Corporate Office Properties Trust
Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended
	3/31/15	12/31/14	9/30/14	6/30/14	3/31/14
Revenues
Rental revenue	$98,238	$97,822	$96,207	$94,332	$98,035
Tenant recoveries and other real estate operations revenue	24,472	22,791	22,069	21,627	26,842
Construction contract and other service revenues	38,324	26,358	34,739	23,861	21,790
Total revenues	161,034	146,971	153,015	139,820	146,667
Expenses
Property operating expenses	50,681	43,334	43,056	43,772	49,772
Depreciation and amortization associated with real estate operations	31,599	31,358	30,237	30,895	43,596
Construction contract and other service expenses	37,498	24,705	33,593	23,136	18,624
Impairment losses	—	48	66	1,302	—
General and administrative expenses	6,250	7,206	5,662	5,815	6,158
Leasing expenses	1,641	1,706	1,549	1,713	1,985
Business development expenses and land carry costs	2,790	1,466	1,430	1,351	1,326
Total operating expenses	130,459	109,823	115,593	107,984	121,461
Operating income	30,575	37,148	37,422	31,836	25,206
Interest expense	(20,838)	(23,286)	(24,802)	(23,478)	(20,827)
Interest and other income	1,283	1,148	1,191	1,299	1,285
Loss on early extinguishment of debt	(3)	(9,106)	(176)	(270)	—
Income from continuing operations before equity in income (loss) of unconsolidated entities and income taxes	11,017	5,904	13,635	9,387	5,664
Equity in income (loss) of unconsolidated entities	25	23	193	(47)	60
Income tax expense	(55)	(53)	(101)	(92)	(64)
Income from continuing operations	10,987	5,874	13,727	9,248	5,660
Discontinued operations	(238)	22	191	(198)	11
Income before gain on sales of real estate	10,749	5,896	13,918	9,050	5,671
Gain on sales of real estate	3,986	41	10,630	—	—
Net income	14,735	5,937	24,548	9,050	5,671
Net income attributable to noncontrolling interests
Common units in the Operating Partnership	(398)	(64)	(768)	(158)	(16)
Preferred units in the Operating Partnership	(165)	(165)	(165)	(165)	(165)
Other consolidated entities	(817)	(804)	(895)	(837)	(749)
Net income attributable to COPT	13,355	4,904	22,720	7,890	4,741
Preferred share dividends	(3,552)	(3,552)	(3,553)	(4,344)	(4,490)
Issuance costs associated with redeemed preferred shares	—	—	—	(1,769)	—
Net income attributable to COPT common shareholders	$9,803	$1,352	$19,167	$1,777	$251

Corporate Office Properties Trust Consolidated Statements of Operations (continued) (in thousands, except per share data)

	Three Months Ended
	3/31/15	12/31/14	9/30/14	6/30/14	3/31/14
For diluted EPS computations:
Numerator for diluted EPS
Net income attributable to common shareholders	$9,803	$1,352	$19,167	$1,777	$251
Amount allocable to restricted shares	(122)	(100)	(103)	(108)	(121)
Numerator for diluted EPS	$9,681	$1,252	$19,064	$1,669	$130
Denominator:
Weighted average common shares - basic	93,199	90,752	87,290	87,214	87,080
Dilutive effect of share-based compensation awards	198	196	195	201	112
Weighted average common shares - diluted	93,397	90,948	87,485	87,415	87,192
Diluted EPS	$0.10	$0.01	$0.22	$0.02	$0.00

Corporate Office Properties Trust
Consolidated Statements of FFO
(in thousands, except per share data)

	Three Months Ended
	3/31/15	12/31/14	9/30/14	6/30/14	3/31/14
NOI from real estate operations (1) (2)
Real estate revenues	$122,710	$120,611	$118,240	$115,964	$124,896
Real estate property operating expenses	(50,686)	(43,310)	(42,881)	(43,856)	(49,752)
NOI from real estate operations	72,024	77,301	75,359	72,108	75,144
General and administrative expenses	(6,250)	(7,206)	(5,662)	(5,815)	(6,158)
Leasing expenses (2)	(1,641)	(1,706)	(1,549)	(1,713)	(1,985)
Business development expenses and land carry costs (2)	(2,790)	(1,466)	(1,430)	(1,351)	(1,326)
NOI from construction contracts and other service operations	826	1,653	1,146	725	3,166
Impairment losses on non-operating properties	—	—	(49)	—	—
Equity in income (loss) of unconsolidated entities	25	23	193	(47)	60
Interest and other income	1,283	1,148	1,191	1,299	1,285
Loss on early extinguishment of debt (2)	(3)	(9,106)	(176)	(363)	(23)
Gain on sales of non-operating properties	3,986	43	5,535	—	—
Total interest expense (2)	(20,838)	(23,286)	(24,802)	(23,478)	(20,827)
Income tax expense	(55)	(53)	(101)	(92)	(64)
FFO - per NAREIT (1)	46,567	37,345	49,655	41,273	49,272
Preferred share dividends	(3,552)	(3,552)	(3,553)	(4,344)	(4,490)
Issuance costs associated with redeemed preferred shares	—	—	—	(1,769)	—
Noncontrolling interests - preferred units in the Operating Partnership	(165)	(165)	(165)	(165)	(165)
FFO allocable to other noncontrolling interests	(670)	(867)	(830)	(758)	(761)
Basic and diluted FFO allocable to restricted shares	(183)	(123)	(191)	(146)	(205)
Basic and diluted FFO available to common share and common unit holders (1)	41,997	32,638	44,916	34,091	43,651
Operating property acquisition costs	1,046	—	—	—	—
Gain on sales of non-operating properties, net of associated income tax	(3,986)	(43)	(5,535)	—	—
Impairment losses on non-operating properties, net of associated income tax	—	—	49	—	—
Loss on early extinguishment of debt (2)	3	9,106	176	363	23
Issuance costs associated with redeemed preferred shares	—	—	—	1,769	—
Add: Negative FFO of properties to be conveyed to extinguish debt in default (3)	4,271	3,493	3,806	3,629	—
Demolition costs on redevelopment properties	175	—	—	—	—
Executive transition costs	—	1,056	—	—	—
Diluted FFO comparability adjustments allocable to restricted shares	(7)	(59)	7	(26)	—
Diluted FFO available to common share and common unit holders, as adjusted for comparability (1)	$43,499	$46,191	$43,419	$39,826	$43,674
(1) Please refer to the section entitled “Definitions” for a definition of this measure.
(2) Includes continuing and discontinued operations.
(3) Interest expense exceeded NOI from these properties by the amounts in the statement.

Corporate Office Properties Trust Consolidated Statements of FFO (continued) (in thousands, except per share data)

	Three Months Ended
	3/31/15	12/31/14	9/30/14	6/30/14	3/31/14
Net income	$14,735	$5,937	$24,548	$9,050	$5,671
Real estate-related depreciation and amortization	31,599	31,358	30,237	30,895	43,596
Impairment losses (recoveries) on previously depreciated operating properties (1)(2)	233	48	(7)	1,328	1
Loss (gain) on sales of previously depreciated operating properties (2)	—	2	(5,123)	—	4
FFO - per NAREIT (3)	46,567	37,345	49,655	41,273	49,272
Operating property acquisition costs	1,046	—	—	—	—
Gain on sales of non-operating properties, net of associated income tax	(3,986)	(43)	(5,535)	—	—
Impairment losses on non-operating properties, net of associated income tax	—	—	49	—	—
Loss on early extinguishment of debt (2)	3	9,106	176	363	23
Issuance costs associated with redeemed preferred shares	—	—	—	1,769	—
Add: Negative FFO of properties to be conveyed to extinguish debt in default	4,271	3,493	3,806	3,629	—
Demolition costs on redevelopment properties	175	—	—	—	—
Executive transition costs	—	1,056	—	—	—
FFO - as adjusted for comparability (3)	$48,076	$50,957	$48,151	$47,034	$49,295

Weighted Average Shares for period ended:
Common Shares Outstanding	93,199	90,752	87,290	87,214	87,080
Dilutive effect of share-based compensation awards	198	196	195	201	112
Common Units	3,732	3,846	3,876	3,912	3,958
Denominator for FFO per share - diluted	97,129	94,794	91,361	91,327	91,150
Weighted average common units	(3,732)	(3,846)	(3,876)	(3,912)	(3,958)
Denominator for diluted EPS	93,397	90,948	87,485	87,415	87,192

(1) Please see reconciliations on pages 30 through 32.
(2) Includes continuing and discontinued operations.
(3) Please refer to the section entitled “Definitions” for a definition of this measure.

Corporate Office Properties Trust
Consolidated Reconciliations of AFFO
(in thousands, except per share data)

	Three Months Ended
	3/31/15	12/31/14	9/30/14	6/30/14	3/31/14
Diluted FFO available to common share and common unit holders, as adjusted for comparability	$43,499	$46,191	$43,419	$39,826	$43,674
Straight line rent adjustments (1)	(1,271)	(379)	(456)	(1,745)	760
Straight line rent adjustments on properties to be conveyed to extinguish debt in default	(72)	(47)	(96)	1	—
Amortization of intangibles included in NOI	111	208	206	224	217
Share-based compensation, net of amounts capitalized	1,552	1,504	1,507	1,501	1,555
Amortization of deferred financing costs	990	1,020	1,357	1,122	1,167
Amortization of deferred financing costs on debt in default to be extinguished via conveyance of properties	—	—	(306)	(27)	—
Amortization of net debt discounts, net of amounts capitalized	264	261	259	229	171
Amortization of settled debt hedges	—	11	16	15	15
Recurring capital expenditures on properties to be held	(7,349)	(8,633)	(16,929)	(13,585)	(11,052)
Diluted AFFO available to common share and common unit holders (“diluted AFFO”)	$37,724	$40,136	$28,977	$27,561	$36,507
Recurring capital expenditures
Tenant improvements and incentives on operating properties	$4,390	$7,239	$11,581	$4,512	$6,319
Building improvements on operating properties	3,203	4,974	8,119	6,357	3,982
Leasing costs for operating properties	954	1,341	2,877	2,790	1,528
Less: Nonrecurring tenant improvements and incentives on operating properties	(264)	(1,747)	(1,454)	483	(16)
Less: Nonrecurring building improvements on operating properties	(875)	(3,012)	(4,182)	(519)	(568)
Less: Nonrecurring leasing costs for operating properties	(59)	(162)	(12)	(38)	(193)
Recurring capital expenditures	$7,349	$8,633	$16,929	$13,585	$11,052

(1) Includes COPT’s pro rata share of straight line rent adjustments from properties held through joint ventures.

 Corporate Office Properties Trust
Consolidated Office Properties by Region - March 31, 2015

	Operational Properties (1)				Construction/Redevelopment (2)
Property Region and Business Park/Submarket	# of Properties	Operational Square Feet	Occupancy %	Leased %	# of Properties	Construction/Redevelopment Square Feet	Operational Square Feet (1)	Total Square Feet
Baltimore/Washington Corridor:
National Business Park	29	3,485,071	95.7%	97.0%	1	191,464	—	191,464
Columbia Gateway	27	2,140,994	90.9%	91.1%	1	52,000	—	52,000
Airport Square/bwtech	14	1,090,017	88.3%	88.7%	2	123,902	—	123,902
Commons/Parkway	10	431,246	91.1%	91.1%	—	—	—	—
Other	11	1,119,849	98.2%	99.2%	1	119,980	—	119,980
Subtotal	91	8,267,177	93.6%	94.4%	5	487,346	—	487,346
Northern Virginia:
Westfields Corporate Center (3)	7	769,035	77.1%	78.2%	—	—	—	—
Patriot Ridge	1	239,272	51.3%	51.3%	—	—	—	—
Herndon, Tysons Corner and Merrifield	9	1,701,538	92.5%	93.6%	—	—	—	—
Other	5	823,731	100.0%	100.0%	4	701,030	—	701,030
Subtotal (3)	22	3,533,576	88.1%	88.9%	4	701,030	—	701,030
San Antonio, Texas
Sentry Gateway	7	953,015	100.0%	100.0%	—	—	—	—
Other	2	120,054	73.8%	73.8%	—	—	—	—
Subtotal	9	1,073,069	97.1%	97.1%	—	—	—	—
Huntsville	5	562,757	83.9%	96.7%	1	69,191		69,191
Washington, DC- Capital Riverfront (Maritime)	2	360,080	71.1%	72.0%	—	—	—	—
St. Mary’s & King George Counties	18	873,290	86.3%	87.5%	1	27,122	—	27,122
Greater Baltimore:
White Marsh and Rt 83 Corridor	20	984,186	92.9%	94.2%	—	—	—	—
Downtown Baltimore	2	847,269	97.2%	97.2%	—	—	—	—
North Gate Business Park	3	284,907	46.0%	46.0%	—	—	—	—
Subtotal	25	2,116,362	88.3%	88.9%	—	—	—	—
Greater Philadelphia, Pennsylvania	4	624,017	99.4%	100.0%	1	30,095	110,670	140,765
Other	2	295,842	100.0%	100.0%	—	—	—	—
Total (3)	178	17,706,170	91.3%	92.4%	12	1,314,784	110,670	1,425,454

(1)
Number of properties includes buildings under construction or redevelopment once those buildings become partially operational. Operational square feet includes square feet in operations for partially operational properties; NOI and cash NOI for our one partially operational property were insignificant for the three months ended 3/31/15 as it was placed in service near the end of the period.

(2)	This schedule includes properties under, or contractually committed for, construction or redevelopment as of March 31, 2015. Please refer to pages 22 and 23.

(3)
Amounts reported exclude the effect of two properties (totaling 665,000 square feet that were 36.4% occupied and 36.4% leased) serving as collateral for debt which is in default that we expect to extinguish via conveyance of such properties. Effective April 1, 2014, all cash flows from such properties belong to the lender.

Corporate Office Properties Trust
NOI from Real Estate Operations and Occupancy by Property Grouping
(dollars and square feet in thousands)

	As of 3/31/15
	# of Operating Office Properties	Office Operational Square Feet			Office Property Annualized Rental Revenue (2)	Percentage of Total Office Annualized Rental Revenue	NOI from Real Estate Operations for Three Months Ended
Property Grouping			% Occupied (1)	% Leased (1)			3/31/15
Same Office Properties (3)	168	16,109	90.7%	91.9%	$436,160	92.3%	$67,532
Office Properties Placed in Service (4)	9	1,230	96.8%	96.8%	27,557	5.8%	3,686
Acquired Office Properties (5)	1	367	96.2%	96.2%	9,058	1.9%	170
Wholesale Data Center and Other	—	—	—%	—%	N/A	N/A	720
Total Core Portfolio	178	17,706	91.3%	92.4%	472,775	100.0%	72,108
Office Properties to be Conveyed (6)	N/A	N/A	N/A	N/A	N/A	N/A	(90)
Disposed Office Properties	N/A	N/A	N/A	N/A	N/A	N/A	6
Total Portfolio (7)	178	17,706	91.3%	92.4%	$472,775	100.0%	$72,024

Core Portfolio
Demand Driver Adjacent (8)	84	8,904	89.6%	91.2%	$264,724	56.0%	$41,232
U.S. Government/Defense Contractor (9)	34	3,924	96.6%	96.6%	90,110	19.1%	15,523
Total Strategic Tenant Niche	118	12,828	91.7%	92.9%	354,834	75.1%	56,755
Regional Office (10)	60	4,878	89.9%	91.1%	117,941	24.9%	14,633
Other, including Wholesale Data Center	N/A	N/A	N/A	N/A	N/A	N/A	720
Total Core Portfolio	178	17,706	91.3%	92.4%	$472,775	100.0%	$72,108

(1)	Percentages calculated based on operational square feet.

(2)	Excludes annualized rental revenue from our wholesale data center, DC-6, of $11.1 million as of 3/31/15.

(3)	Properties held for long-term investment owned and 100% operational since at least 1/1/14.

(4)	Newly constructed or redeveloped properties placed in service that were not fully operational by 1/1/14.

(5)	Includes one property acquired in March 2015.

(6)
Properties serving as collateral for debt which is in default. In connection with loan default proceedings, we expect to transfer title to the properties and be relieved of the debt obligation plus accrued interest. Includes two properties totaling 665,000 square feet that were 36.4% occupied and 36.4% leased with annualized rental revenue of $6.9 million as of 3/31/15.

(7)
Total portfolio amounts exclude the effect of office properties to be conveyed for all reported amounts except for NOI from real estate operations. Effective April 1, 2014, all cash flows from such properties belong to the lender.

(8)	Office properties held for long-term investment located near defense installations and other knowledge-based government demand drivers.

(9)
Office properties held for long-term investment not located near Strategic Tenant Locations that were otherwise at least 50% leased as of most recent year end by United States Government agencies or defense contractors.

(10)	Regional office properties held for long-term investment predominantly in the Greater Washington, DC/Baltimore region, excluding Strategic Tenant Niche Properties.

Corporate Office Properties Trust
Real Estate Revenues, NOI and Cash NOI* by Segment
(dollars in thousands)

	Three Months Ended
	3/31/15	12/31/14	9/30/14	6/30/14	3/31/14
Real estate revenues
Baltimore/Washington Corridor	$61,792	$58,739	$58,883	$57,456	$61,113
Northern Virginia	21,749	22,028	21,369	20,898	24,968
San Antonio	9,171	10,109	9,031	8,758	8,479
Huntsville	2,446	3,016	2,471	2,404	2,555
Washington, DC - Capitol Riverfront	3,364	3,610	3,524	3,831	3,634
St. Mary’s and King George Counties	3,901	4,060	4,158	4,202	4,316
Greater Baltimore	11,485	10,635	10,436	11,024	11,496
Greater Philadelphia	3,224	3,272	2,951	2,366	3,340
Other	2,543	2,481	2,541	2,533	2,594
Wholesale Data Center	3,035	2,661	2,876	2,492	2,401
Real estate revenues	$122,710	$120,611	$118,240	$115,964	$124,896

NOI
Baltimore/Washington Corridor	$38,209	$40,009	$39,426	$38,108	$37,516
Northern Virginia	12,628	14,620	13,869	13,247	15,995
San Antonio	4,196	3,938	3,931	3,941	4,005
Huntsville	1,617	2,225	1,708	1,545	1,902
Washington, DC - Capitol Riverfront	1,550	1,645	1,700	2,077	1,869
St. Mary’s and King George Counties	2,317	2,862	2,881	2,913	2,812
Greater Baltimore	6,488	6,643	6,626	6,524	6,020
Greater Philadelphia	1,849	2,167	2,114	1,222	2,040
Other	2,347	2,195	2,281	1,920	2,272
Wholesale Data Center	823	997	823	611	713
NOI from real estate operations	$72,024	$77,301	$75,359	$72,108	$75,144

Cash NOI
Baltimore/Washington Corridor	$38,047	$40,125	$38,114	$36,993	$36,709
Northern Virginia (1)	12,580	14,994	16,159	14,124	18,921
San Antonio	3,738	3,838	3,733	3,737	3,796
Huntsville	1,848	2,280	1,917	1,881	1,908
Washington, DC - Capitol Riverfront	1,539	1,681	1,775	2,149	1,932
St. Mary’s and King George Counties	2,293	2,769	2,491	2,598	2,877
Greater Baltimore	6,474	6,770	6,614	6,483	5,994
Greater Philadelphia	1,630	1,952	1,641	601	1,414
Other	2,304	2,146	2,217	1,825	2,176
Wholesale Data Center	825	984	807	573	677
Cash NOI from real estate operations	$71,278	$77,539	$75,468	$70,964	$76,404
Straight line rent adjustments	941	56	182	1,453	(954)
Add: Amortization of deferred market rental revenue	59	4	6	(12)	(5)
Less: Amortization of below-market cost arrangements	(254)	(298)	(297)	(297)	(301)
NOI from real estate operations	$72,024	$77,301	$75,359	$72,108	$75,144
*     Includes continuing and discontinued operations.

(1)	Cash NOI attributable to properties serving as collateral for debt that are expected to be conveyed in order to extinguish such debt totaled ($14,000) for the three months ended March 31, 2015.

Corporate Office Properties Trust
Same Office Properties (1) Average Occupancy Rates by Region

	Number of Buildings	Rentable Square Feet	Three Months Ended
			3/31/15	12/31/14	9/30/14	6/30/14	3/31/14
Baltimore Washington Corridor	89	8,002,961	93.7%	93.6%	93.6%	93.0%	93.4%
Northern Virginia	19	3,143,613	86.4%	89.4%	90.2%	88.9%	88.8%
San Antonio	8	912,508	96.6%	96.6%	96.6%	96.6%	96.6%
Huntsville	4	441,646	79.4%	78.8%	82.4%	79.9%	81.4%
Washington, DC - Capitol Riverfront	2	360,080	71.1%	73.8%	72.6%	75.9%	76.4%
St. Mary’s and King George Counties	18	873,290	86.4%	91.1%	91.7%	92.9%	92.1%
Greater Baltimore	24	1,749,441	86.8%	86.0%	84.8%	83.6%	82.9%
Greater Philadelphia	2	329,964	98.8%	98.8%	98.4%	87.5%	87.5%
Other	2	295,842	100.0%	100.0%	100.0%	100.0%	100.0%
Total Same Office Properties	168	16,109,345	90.6%	91.3%	91.5%	90.7%	90.8%
Total Same Office Properties occupancy as of period end			90.7%	90.8%	91.9%	90.7%	91.0%

(1)  Same office properties represent buildings owned and 100% operational since at least January 1, 2014, excluding properties held for future disposition.

Corporate Office Properties Trust
Same Office Property Real Estate Revenues, NOI and Cash NOI(1) by Region
(dollars in thousands)

	Three Months Ended
	3/31/15	12/31/14	9/30/14	6/30/14	3/31/14
Same office property real estate revenues
Baltimore/Washington Corridor	$60,056	$57,144	$57,601	$56,988	$60,760
Northern Virginia	18,636	19,544	19,140	19,039	19,574
San Antonio	8,813	10,109	9,031	8,758	8,479
Huntsville	1,799	1,856	2,005	1,938	2,025
Washington, DC - Capitol Riverfront	3,364	3,610	3,524	3,831	3,634
St. Mary’s and King George Counties	3,901	4,060	4,158	4,202	4,316
Greater Baltimore	11,147	10,620	10,175	10,270	10,777
Greater Philadelphia	2,171	2,293	1,956	1,813	1,979
Other	2,446	2,392	2,441	2,443	2,477
Same office property real estate revenues	$112,333	$111,628	$110,031	$109,282	$114,021

Same office property NOI
Baltimore/Washington Corridor	$37,097	$38,815	$38,354	$37,995	$37,427
Northern Virginia	11,639	13,496	12,950	12,716	12,421
San Antonio	3,996	3,939	3,931	3,941	4,005
Huntsville	1,140	1,230	1,386	1,227	1,486
Washington, DC - Capitol Riverfront	1,550	1,646	1,700	2,076	1,869
St. Mary’s and King George Counties	2,343	2,867	2,883	2,931	2,839
Greater Baltimore	6,327	6,612	6,466	6,111	5,807
Greater Philadelphia	1,231	1,510	1,311	1,126	1,070
Other	2,209	2,183	2,187	2,187	2,184
Same office property NOI	67,532	72,298	71,168	70,310	69,108

Same office property cash NOI (1)
Baltimore/Washington Corridor	$36,268	$37,102	$37,685	$36,962	$35,943
Northern Virginia	11,790	13,172	13,317	12,659	12,143
San Antonio	3,896	3,838	3,733	3,737	3,796
Huntsville	1,231	1,268	1,476	1,444	1,508
Washington, DC - Capitol Riverfront	1,534	1,636	1,729	2,146	1,932
St. Mary’s and King George Counties	2,319	2,645	2,493	2,616	2,901
Greater Baltimore	6,060	6,662	6,409	6,017	5,712
Greater Philadelphia	1,078	1,334	1,195	1,149	1,037
Other	2,211	2,181	2,172	2,140	2,136
Same office property cash NOI (1)	$66,387	$69,838	$70,209	$68,870	$67,108
Straight line rent adjustments	580	1,921	930	719	(1,395)
Add: Amortization of deferred market rental revenue	57	2	4	(15)	(8)
Less: Amortization of below-market cost arrangements	(245)	(288)	(288)	(287)	(291)
Add: Lease termination fee, gross	753	741	272	93	512
Add: Cash NOI on tenant-funded landlord assets	—	84	41	930	3,182
Same office property NOI	$67,532	$72,298	$71,168	$70,310	$69,108
Percentage change in same office property cash NOI (2)	(1.07)%

(1)
In addition to excluding the effects of noncash rental revenues and property operating expenses, same office property cash NOI also excludes the effects of gross lease termination fees and revenue recognized as a result of tenant-funded landlord assets.

(2)	Represents the change between the current period and the same period in the prior year.

Corporate Office Properties Trust
Leasing - Core Office
Quarter Ended March 31, 2015

	Baltimore/ Washington Corridor	Northern Virginia	Huntsville	Washington DC-Capital Riverfront	St. Mary’s & King George Counties	Greater Baltimore	Greater Philadelphia	Total Office
Renewed Space
Leased Square Feet	47,089	7,506	—	15,525	44,986	89,561	—	204,667
Expiring Square Feet	69,994	58,321	—	27,207	84,655	102,440	—	342,617
Vacated Square Feet	22,905	50,815	—	11,682	39,669	12,879	—	137,950
Retention Rate (% based upon square feet)	67.28%	12.87%	—%	57.06%	53.14%	87.43%	0.00%	59.74%
Statistics for Completed Leasing:
Average Committed Cost per Square Foot	$10.11	$15.64	$—	$25.77	$5.90	$7.08	$—	$9.25
Weighted Average Lease Term in Years	3.9	5.3	—	4.1	3.1	5.9	—	4.7
GAAP Rent Per Square Foot
Renewal GAAP Rent	$22.89	$26.31	$—	$41.62	$21.58	$31.02	$—	$27.71
Expiring GAAP Rent	$22.65	$27.12	$—	$48.71	$22.06	$27.95	$—	$26.98
Change in GAAP Rent	1.06%	(2.98)%	—%	(14.55)%	(2.2)%	10.96%	0.00%	2.68%
Cash Rent Per Square Foot
Renewal Cash Rent	$22.44	$25.50	$—	$41.96	$21.99	$29.56	$—	$27.05
Expiring Cash Rent	$24.49	$27.88	$—	$50.36	$23.08	$29.26	$—	$28.35
Change in Cash Rent	(8.37)%	(8.54)%	—%	(16.68)%	(4.71)%	1.03%	0.00%	(4.60)%

New Leases
Development and Redevelopment Space
Leased Square Feet	—	301,567	—	—	—	—	4,033	305,600
Statistics for Completed Leasing:
Average Committed Cost per Square Foot	$—	$1.80	$—	$—	$—	$—	$62.38	$2.60
Weighted Average Lease Term in Years	—	10.0	—	—	—	—	6.7	10.0
GAAP Rent Per Square Foot	$—	$15.13	$—	$—	$—	$—	$26.07	$15.28
Cash Rent Per Square Foot	$—	$13.85	$—	$—	$—	$—	$25.17	$14.00

Other New Leases (1)
Leased Square Feet	52,508	4,902	11,150	1,641	7,459	13,405	—	91,065
Statistics for Completed Leasing:
Average Committed Cost per Square Foot	$13.14	$49.67	$18.65	$32.03	$19.02	$55.76	$—	$22.88
Weighted Average Lease Term in Years	5.0	5.1	5.3	5.0	4.5	5.7	—	5.1
GAAP Rent Per Square Foot	$29.19	$25.94	$19.72	$52.27	$20.24	$25.43	$—	$26.99
Cash Rent Per Square Foot	$28.73	$26.15	$17.75	$51.36	$19.49	$24.74	$—	$26.31

Total Square Feet Leased	99,597	313,975	11,150	17,166	52,445	102,966	4,033	601,332

(1)     Other New Leases includes acquired first generation space and vacated second generation space.
Notes: No expiration, renewal or retenanting activity transpired in our San Antonio region.
Activity is exclusive of owner occupied space and leases with less than a one-year term. Weighted average lease term was calculated assuming no exercise of any existing early termination rights.
Committed costs for leasing are reported above in the period of lease execution. Actual capital expenditures for leasing are reported on page 10 in the period such costs are incurred.

Corporate Office Properties Trust
Lease Expiration Analysis as of 3/31/15 (1)

	Core Office Properties/Total Portfolio					Strategic Tenant Niche Properties Only
Year and Region of Lease (2)	Number of Leases Expiring	Square Footage of Leases Expiring	Annual Rental Revenue of Expiring Leases (3) (000's)	Percentage of Total Annualized Rental Revenue Expiring	Annual Rental Revenue of Expiring Leases per Occupied Square Foot	Number of Leases Expiring	Square Footage of Leases Expiring	Annual Rental Revenue of Expiring Leases (3) (000's)	Percentage of Strategic Tenant Properties Annualized Rental Revenue Expiring	Annual Rental Revenue of Expiring Leases per Occupied Square Foot
Office Properties

Baltimore/Washington Corridor	48	735,837	$23,071	4.9%	$31.35	26	603,903	$20,148	5.7%	$33.36
Northern Virginia	9	440,599	15,146	3.2%	34.38	4	429,459	14,855	4.2%	34.59
Huntsville	1	7,638	145	—%	18.98	1	7,638	145	0.0%	18.98
Washington, DC-Capitol Riverfront	8	32,349	1,685	0.4%	52.09	8	32,349	1,685	0.5%	52.09
St. Mary’s and King George Cos.	22	332,619	6,081	1.3%	18.28	22	332,619	6,081	1.7%	18.28
Greater Baltimore	16	81,292	1,990	0.4%	24.48	6	22,453	751	0.2%	33.45
2015	104	1,630,334	48,118	10.2%	29.51	67	1,428,421	43,665	12.3%	30.57
Baltimore/Washington Corridor	38	798,297	23,939	5.1%	29.99	21	725,977	21,899	6.2%	30.16
Northern Virginia	13	317,485	9,875	2.1%	31.10	8	275,968	8,398	2.4%	30.43
Washington, DC-Capitol Riverfront	2	34,220	1,740	0.4%	50.85	2	34,220	1,740	0.5%	50.85
St. Mary’s and King George Cos.	11	112,707	2,152	0.5%	19.09	11	112,707	2,152	0.6%	19.09
Greater Baltimore	22	192,263	5,332	1.1%	27.73	—	—	—	0.0%	—
Greater Philadelphia	2	5,934	89	—%	15.00	—	—	—	0.0%	—
2016	88	1,460,906	43,127	9.1%	29.52	42	1,148,872	34,189	9.6%	29.76
Baltimore/Washington Corridor	46	1,340,075	41,483	8.8%	30.96	27	1,006,022	32,550	9.2%	32.36
Northern Virginia	11	298,732	9,761	2.1%	32.67	3	206,221	6,498	1.8%	31.51
Huntsville	1	1,697	34	—%	20.04	1	1,697	34	0.0%	20.04
St. Mary’s and King George Cos.	3	15,950	395	0.1%	24.76	3	15,950	395	0.1%	24.76
Greater Baltimore	18	212,526	4,817	1.0%	22.67	2	3,174	89	0.0%	28.04
Greater Philadelphia	1	4,808	134	—%	27.87	—	—	—	0.0%	—
2017	80	1,873,788	56,624	12.0%	30.22	36	1,233,064	39,566	11.2%	32.09
Baltimore/Washington Corridor	45	1,210,647	37,566	7.9%	31.03	31	1,055,375	33,056	9.3%	31.32
Northern Virginia	13	397,331	13,109	2.8%	32.99	9	200,348	4,702	1.3%	23.47
San Antonio	1	45,935	655	0.1%	14.26	—	—	—	0.0%	—
Huntsville	2	242,216	5,381	1.1%	22.22	2	242,216	5,381	1.5%	22.22
Washington, DC-Capitol Riverfront	3	61,649	2,936	0.6%	47.62	3	61,649	2,936	0.8%	47.62
St. Mary’s and King George Cos.	9	69,698	1,545	0.3%	22.17	9	69,698	1,545	0.4%	22.17
Greater Baltimore	11	215,479	6,415	1.4%	29.77	—	—	—	0.0%	—
Greater Philadelphia	1	4,228	109	—%	25.78	—	—	—	0.0%	—
2018	85	2,247,183	67,716	14.3%	30.13	54	1,629,286	47,620	13.4%	29.23

	Core Office Properties/Total Portfolio					Strategic Tenant Niche Properties Only
Year and Region of Lease (2)	Number of Leases Expiring	Square Footage of Leases Expiring	Annual Rental Revenue of Expiring Leases (3) (000's)	Percentage of Total Annualized Rental Revenue Expiring	Annual Rental Revenue of Expiring Leases per Occupied Square Foot	Number of Leases Expiring	Square Footage of Leases Expiring	Annual Rental Revenue of Expiring Leases (3) (000's)	Percentage of Strategic Tenant Properties Annualized Rental Revenue Expiring	Annual Rental Revenue of Expiring Leases per Occupied Square Foot
Baltimore/Washington Corridor	45	1,394,677	41,933	8.9%	30.07	27	1,108,382	35,088	9.9%	31.66
Northern Virginia	13	318,708	11,225	2.4%	35.22	6	200,268	7,121	2.0%	35.56
Huntsville	4	82,165	1,642	0.3%	19.98	4	82,165	1,642	0.5%	19.98
Washington, DC-Capitol Riverfront	1	7,091	355	0.1%	50.06	1	7,091	355	0.1%	50.06
St. Mary’s and King George Cos.	6	32,784	747	0.2%	22.79	6	32,784	747	0.2%	22.79
Greater Baltimore	15	207,914	5,574	1.2%	26.81	2	49,123	1,462	0.4%	29.76
Greater Philadelphia	4	17,434	432	0.1%	24.78	—	—	—	0.0%	—
2019	88	2,060,773	61,908	13.1%	30.04	46	1,479,813	46,415	13.1%	31.37
Thereafter	189	6,884,249	195,282	41.3%	28.37	90	4,850,356	143,379	40.4%	29.56
Total/Strategic Tenant Niche Total/Avg.	634	16,157,233	$472,775	100.0%	$29.26	335	11,769,812	$354,834	100.0%	$30.15

Note:  As of March 31, 2015, the weighted average lease term is 4.8 years for the Core Office Properties/Total Portfolio and 4.6 years for the Strategic Tenant Niche Properties.

Wholesale Data Center Lease Expiration Analysis

Year of Lease Expiration	Number of Leases Expiring	Raised Floor Square Footage (000's)	Critical Load(MW)	Total Annual Rental Revenue of Expiring Leases (3)(000's)
2016	1	9	2.00	$2,280
2018	2	1	0.26	529
2019	1	6	1.00	2,184
2020	1	11	2.00	4,640
2022	1	6	1.00	1,512
			6.26	$11,145

(1)
This presentation excludes the effect of two properties serving as collateral for debt which is in default that we expect to extinguish via conveyance of such properties (effective April 1, 2014, all cash flows from such properties belong to the lender). This expiration analysis reflects occupied space and includes the effect of early renewals completed on existing leases but excludes the effect of new tenant leases on square feet yet to commence as of March 31, 2015 of 195,314 for the portfolio, including 141,457 for the Strategic Tenant Niche Properties.

(2)	A number of our leases are subject to certain early termination provisions. The year of lease expiration was computed assuming no exercise of such early termination rights.

(3)	Total Annualized Rental Revenue is the monthly contractual base rent as of March 31, 2015 multiplied by 12 plus the estimated annualized expense reimbursements under existing leases.

Corporate Office Properties Trust
Top 20 Office Tenants as of 3/31/15 (1)
(Based on Annualized Rental Revenue of
office properties, dollars in thousands)

Tenant		Number of Leases	Total Occupied Square Feet	Percentage of Total Occupied Square Feet	Total Annualized Rental Revenue (2)	Percentage of Total Annualized Rental Revenue	Weighted Average Remaining Lease Term (3)
United States Government	(4)	63	3,779,086	23.4%	$133,664	28.3%	5.7
Booz Allen Hamilton, Inc.		8	710,297	4.4%	24,214	5.1%	1.6
Northrop Grumman Corporation		9	781,575	4.8%	22,596	4.8%	5.2
General Dynamics Corporation		7	527,725	3.3%	18,920	4.0%	3.1
The Boeing Company		11	631,920	3.9%	17,032	3.6%	3.7
Computer Sciences Corporation		3	290,443	1.8%	10,649	2.3%	4.1
CareFirst, Inc.		2	300,144	1.9%	10,094	2.1%	6.8
The MITRE Corporation		6	290,288	1.8%	9,645	2.0%	2.7
Wells Fargo & Company		3	190,326	1.2%	8,130	1.7%	3.8
Vadata Inc.		4	664,431	4.1%	7,156	1.5%	9.5
AT&T Corporation		3	307,579	1.9%	5,767	1.2%	4.1
L-3 Communications Holdings, Inc.		2	166,568	1.0%	5,446	1.2%	4.3
Science Applications International Corp.		4	126,405	0.8%	4,463	0.9%	4.7
Raytheon Company		5	123,462	0.8%	4,375	0.9%	2.1
Engility Holdings, Inc.		4	113,006	0.7%	4,309	0.9%	2.2
Kratos Defense and Security Solutions		1	131,451	0.8%	4,276	0.9%	5.1
University of Maryland System		3	162,915	1.0%	4,203	0.9%	5.5
ITT Exelis		4	143,692	0.9%	4,035	0.9%	4.6
The Johns Hopkins Institutions		6	148,091	0.9%	3,911	0.8%	3.5
KEYW Corporation		2	144,443	0.9%	3,814	0.8%	6.2
Subtotal Top 20 Office Tenants		150	9,733,847	60.2%	306,699	64.9%	4.8
All remaining tenants		484	6,423,386	39.8%	166,076	35.1%	4.8
Total/Weighted Average		634	16,157,233	100.0%	$472,775	100.0%	4.8

(1)  Amounts reported exclude leases at properties serving as collateral for debt which is in default that we expect to extinguish via conveyance of such properties. Effective April 1, 2014, all cash flows from such properties belong to the lender.
(2)  Total Annualized Rental Revenue is the monthly contractual base rent as of March 31, 2015, multiplied by 12, plus the estimated annualized expense reimbursements under existing leases.
(3)  A number of our leases are subject to certain early termination provisions.  The year of lease expiration was computed assuming no exercise of such early termination rights. The weighting of the lease term was computed using Total Rental Revenue.
(4)  Substantially all of our government leases are subject to early termination provisions which are customary in government leases. The weighted average remaining lease term was computed assuming no exercise of such early termination rights.

Corporate Office Properties Trust
Investment Activity

Location	Property Region	Business Park/Submarket	Number of Buildings	Square Feet	Transaction Date	Occupancy on Transaction Date	Transaction Price (in thousands)
Operating Property Acquisition - Quarter Ended March 31, 2015

250 West Pratt Street	Greater Baltimore	Baltimore City	1	366,921	3/19/2015	96.2%	$61,887

Property Dispositions - Quarter Ended March 31, 2015

White Marsh Land			N/A	N/A	Various		$17,900
Other Land			N/A	N/A	Various		175
Total							$18,075

Corporate Office Properties Trust
Construction, Redevelopment, Wholesale Data Center and Land Owned/Controlled as of 3/31/15
(dollars in thousands)

	Construction Projects (1)	Redevelopment Projects (2)	Wholesale Data Center	Land Owned/Controlled (3)	Total
Segment	Rentable Square Feet
Baltimore/Washington Corridor	311,444	175,902	N/A	4,195,000	4,682,346
Northern Virginia	701,030	—	N/A	1,839,000	2,540,030
San Antonio	—	—	N/A	1,033,000	1,033,000
Huntsville, Alabama	69,191	—	N/A	4,103,000	4,172,191
St. Mary’s and King George Counties	—	27,122	N/A	109,000	136,122
Greater Baltimore	—	—	N/A	1,510,000	1,510,000
Other Maryland	—	—	N/A	1,000,000	1,000,000
Greater Philadelphia	—	140,765	N/A	713,000	853,765
Other Land Owned/Controlled	—	—	N/A	3,118,000	3,118,000
Total	1,081,665	343,789	N/A	17,620,000	19,045,454
	Costs to date by region
Baltimore/Washington Corridor	$59,341	$14,935	$—	$131,333	$205,609
Northern Virginia	44,817	—	—	87,766	132,583
San Antonio	—	—	—	20,191	20,191
Huntsville, Alabama	5,976	—	—	14,367	20,343
St. Mary’s and King George Counties	—	2,725	—	2,588	5,313
Greater Baltimore	—	—	—	33,666	33,666
Other Maryland	—	—	—	9,276	9,276
Greater Philadelphia	—	17,983	—	17,010	34,993
Other Land Owned/Controlled	—	—	—	41,677	41,677
Wholesale Data Center	—	—	228,213	—	228,213
Total	$110,134	$35,643	$228,213	$357,874	$731,864

Reconciliation to amounts included in projects in development or held for future development, including land costs, as reported on consolidated balance sheet
Operating properties	(6,438)	(21,838)	(173,188)	(29,893)	(231,357)
Deferred leasing costs and other assets	(3,671)	(3,676)	(3,542)	—	(10,889)
Projects in development or held for future development, including associated land costs (4)	$100,025	$10,129	$51,483	$327,981	$489,618
(1) Represents construction projects as listed on page 22.
(2) Represents redevelopment projects as listed on page 23.
(3) Represents our land owned/controlled as listed on page 24.
(4) Represents total of costs included in lines on our consolidated balance sheet entitled “construction and redevelopment in progress, including land” and “land owned/controlled”.

Corporate Office Properties Trust
Summary of Construction Projects as of 3/31/15 (1)
(dollars in thousands)

	Park/Submarket	Total Rentable Square Feet	Percentage Leased as of	as of 3/31/15 (2)		Actual or Anticipated Shell Completion Date	Anticipated Operational Date (3)
				Anticipated Total Cost	Cost to Date

Property and Location			3/31/2015
7400 Redstone Gateway Huntsville, Alabama	Huntsville	69,191	100%	$10,058	$5,976	2Q 15	3Q 15
Southpoint Manassas - DC12 Manassas, Virginia	Other	150,000	100%	24,750	5,487	4Q 15	4Q 15
Southpoint Manassas - DC14 Manassas, Virginia	Other	150,000	100%	24,750	5,449	4Q15	4Q 15
310 Sentinel Way Annapolis Junction, Maryland	National Business Park	191,464	0%	54,352	37,111	1Q 15	1Q 16
NOVA Office B Northern Virginia	Other	161,030	0%	41,500	25,475	2Q 15	2Q 16
7880 Milestone Parkway Hanover, Maryland	Arundel Preserve	119,980	74%	31,535	22,230	3Q 15	3Q 16
NOVA Office D Northern Virginia	Other	240,000	100%	46,525	8,406	2Q 17	2Q 17
Total Under Construction		1,081,665	65%	$233,470	$110,134

(1)	Includes properties under active construction and properties that we were contractually committed to construct as of March 31, 2015.

(2)	Cost includes land, construction, leasing costs and allocated portion of structured parking and other shared infrastructure, if applicable.

(3)	Anticipated operational date is the estimated date when leases have commenced on 100% of a property’s space or one year from the cessation of major construction activities.

Corporate Office Properties Trust
Summary of Redevelopment Projects as of 3/31/15
(dollars in thousands)

	Park/Submarket	Total Rentable Square Feet	Percentage Leased as of	as of 3/31/15 (1)					Actual or Anticipated Shell Completion Date	Anticipated Operational Date (2)
				Historical Basis, Net	Incremental Redevelopment Cost	Anticipated Total Cost	Cost to Date	Cost to Date Placed in Service

Property and Location			3/31/2015
731 Arbor Way (Hillcrest III) Blue Bell, Pennsylvania (3)	Greater Philadelphia	140,765	100%	$2,850	$25,182	$28,032	$17,983	$13,477	1Q 15	2Q 15
44417 Pecan Court California, Maryland	St. Mary's County	27,122	0%	1,409	3,953	5,362	2,725	1,409	3Q 14	3Q 15
6708 Alexander Bell Drive Columbia, Maryland	Howard Co. Perimeter	52,000	0%	2,733	8,736	11,469	7,404	2,733	1Q 15	1Q 16
1201 Winterson Rd (AS 13) Linthicum, Maryland	Airport Square	67,450	0%	3,188	12,863	16,051	3,749	3,188	3Q 15	3Q 16
921 Elkridge Landing Rd (AS 5) Linthicum, Maryland	Airport Square	56,452	0%	3,692	TBD	TBD	3,782	3,692	TBD	TBD
Total Under Redevelopment (4)		343,789	41%	$13,872	$50,734	$60,914	$35,643	$24,499

(1) Cost includes construction, leasing costs and allocated portion of shared infrastructure.
(2) Anticipated operational date is the estimated date when leases have commenced on 100% of a property’s space or one year from the cessation of major construction activities.
(3) Although classified as under redevelopment, 110,670 square feet were operational as of 3/31/15; NOI and cash NOI for this property were insignificant for the three months ended 3/31/15 as it was placed in service near the end of the period.
(4) Excludes 785 Jolly Road property in Greater Philadelphia, which was removed from service for redevelopment in March 2014. This property will be reported on Summary of Land Owned/Controlled included on page 24 until its redevelopment plan is finalized and market demand supports commencement.

Corporate Office Properties Trust
Summary of Land Owned/Controlled as of 3/31/15 (1)

Location	Acres	Estimated Developable Square Feet (in thousands)	Costs to Date (2)
Land Owned/Controlled for Future Development
Baltimore/Washington Corridor
National Business Park	193	1,976
Arundel Preserve	90	1,020
Columbia Gateway	27	590
M Square	49	525
Airport Square	4	84
Subtotal	363	4,195
Northern Virginia	69	1,839
San Antonio, Texas	69	1,033
Huntsville, Alabama (3)	432	4,103
St. Mary’s & King George Counties	44	109
Greater Baltimore	68	1,510
Other Maryland	107	1,000
Greater Philadelphia, Pennsylvania (4)	41	713
Total land owned/controlled for future development	1,193	14,502	$286,304

Other land owned/controlled	209	3,118	$41,677

Land owned/controlled	1,402	17,620	$327,981

(1)	This land inventory schedule excludes all properties listed as construction or redevelopment as detailed on pages 22 and 23, and includes properties under ground lease to us.

(2)	Represents total costs to date included in “projects in development or held for future development, including associated land costs,” as reported on page 21 (in thousands).

(3)
Includes land owned under a long-term master lease agreement to LW Redstone Company, a consolidated joint venture (see page 29). As this land is developed in the future, the joint venture will execute site-specific leases under the master lease agreement. Rental payments will commence under the site-specific leases as tenant leases commence at the respective properties. The costs incurred on this land totaled $14.4 million as of 3/31/15.

(4)
Includes 785 Jolly Road property in Greater Philadelphia, which was removed from service for redevelopment in March 2014. This property will be reported as land owned/controlled until its redevelopment plan is finalized and market demand supports commencement.

Corporate Office Properties Trust
Quarterly Equity Analysis
(dollars, shares and units in thousands, except per share amounts)

SHAREHOLDER CLASSIFICATION	Common Shares	Common Units	As if Converted Preferred Shares/Units	Total	Diluted Ownership % of Total
As of March 31, 2015:
Insiders	609	309	—	918	0.93%
Non-insiders	93,927	3,371	610	97,908	99.07%
Total	94,536	3,680	610	98,826	100.00%

COMMON EQUITY - End of Quarter	3/31/15	12/31/14	9/30/14	6/30/14	3/31/14
Unrestricted Common Shares	94,097	92,865	87,306	87,256	87,162
Restricted Common Shares	439	390	406	412	433
Common Shares	94,536	93,255	87,712	87,668	87,595
Common Units	3,680	3,838	3,860	3,899	3,929
Total	98,216	97,093	91,572	91,567	91,524
End of Quarter Common Share Price	$29.38	$28.37	$25.72	$27.81	$26.64
Market Value of Common Shares/Units	$2,885,586	$2,754,528	$2,355,232	$2,546,478	$2,438,199
PREFERRED EQUITY - End of Quarter
Nonconvertible Preferred Equity - liquidation preference
Redeemable Series H Shares - 7.5% (1)	$—	$—	$—	$—	$50,000
Redeemable Series L Shares Outstanding - 7.375%	172,500	172,500	172,500	172,500	172,500
Total Nonconvertible Preferred Equity	172,500	172,500	172,500	172,500	222,500
Convertible Preferred Equity - liquidation preference
Convertible Series I Units - 7.5% (2)	8,800	8,800	8,800	8,800	8,800
Convertible Series K Shares - 5.6% (3)	26,583	26,583	26,583	26,583	26,583
Total Convertible Preferred Equity	35,383	35,383	35,383	35,383	35,383
Total Liquidation Preference of Preferred Equity	$207,883	$207,883	$207,883	$207,883	$257,883
CAPITALIZATION
Liquidation Preference of Preferred Shares/Units	$207,883	$207,883	$207,883	$207,883	$257,883
Market Value of Common Shares/Units	2,885,586	2,754,528	2,355,232	2,546,478	2,438,199
Total Equity Market Capitalization	$3,093,469	$2,962,411	$2,563,115	$2,754,361	$2,696,082
(1) These shares were redeemed on June 16, 2014.
(2) 352 units outstanding with a liquidation preference of $25 per unit, and convertible into 176 common units.
(3) 532 shares outstanding with a liquidation preference of $50 per share, and convertible into 434 shares.

Corporate Office Properties Trust
Debt Analysis as of March 31, 2015
(dollars in thousands)

	Stated Rate	GAAP Effective Rate	Weighted Average Maturity (in Years)	Maximum Availability	Outstanding Balance	Average Stated Interest Rates for Three Months Ended 3/31/15

Debt Outstanding
Fixed rate
Secured debt (1)	6.16%	6.16%	2.8		$385,693	6.1%
Senior Unsecured Notes	4.09%	4.24%	7.7		891,103	4.1%
Exchangeable Senior Notes	4.25%	6.05%	0.0		575	4.3%
Other Unsecured Debt	0.00%	6.50%	11.1		1,583	0.0%
Total fixed rate debt (1)	4.71%	4.82%	6.2		$1,278,954	4.7%
Variable rate
Secured debt	2.42%	2.42%	0.6		$36,668	2.4%
Unsecured Revolving Credit Facility	1.45%	1.45%	2.3	$800,000	164,000	1.5%
Unsecured Term Loans	1.82%	1.82%	2.1		520,000	1.8%
Total variable rate debt	1.76%	1.76%	2.0		$720,668	2.6%	(2)(3)
Total consolidated debt outstanding	3.65%	3.72%	4.7		$1,999,622	4.0%	(2)(3)

Variable Rate Loans Subject to Interest Rate Swaps (2)					$436,668	0.7%

% of Fixed Rate Loans (2)					85.8%
% of Variable Rate Loans (2)					14.2%
					100.0%

Recourse debt					$1,631,523
Nonrecourse debt					368,099
Total consolidated debt outstanding					$1,999,622

(1)	Excludes incremental additional interest associated with default rate on debt in default that we expect to extinguish via conveyance of properties.
(2) Includes the effect of interest rate swaps in effect during certain of the periods set forth above that hedge the risk of changes in interest rates on certain of our one-month LIBOR-based variable rate debt.
(3) Includes facility commitment fees incurred for our Unsecured Revolving Credit Facility.

Corporate Office Properties Trust
Debt Analysis  (continued)
(dollars in thousands)

	March 31, 2015
Secured debt	$422,361
Unsecured debt	1,577,261
Debt in default to be extinguished via conveyance of properties	(150,000)
Numerator for debt to adjusted book ratio	$1,849,622

Unencumbered adjusted book	$4,157,590
Encumbered adjusted book	431,918
Total adjusted book (1)	$4,589,508

# of Operating Office Properties (1)
Unencumbered	161
Encumbered	17
Total (1)	178

Square Feet of Office Properties (in thousands) (1)
Unencumbered	15,682
Encumbered	2,024
Total (1)	17,706

	Three Months Ended 3/31/15
Unencumbered NOI from real estate operations	$61,442
Encumbered NOI from real estate operations	10,672
NOI from properties to be conveyed to extinguish debt in default	(90)
Total NOI from real estate operations	$72,024

Unencumbered adjusted EBITDA	$54,692
Encumbered adjusted EBITDA (1)	10,663
Total adjusted EBITDA (1)	$65,355

Debt ratios (coverage ratios excluding capitalized interest) — All coverage computations include discontinued operations	Three Months Ended 3/31/15
Adjusted EBITDA debt service coverage ratio	3.8x
Adjusted EBITDA fixed charge coverage ratio	2.9x
Adjusted debt to in-place adjusted EBITDA ratio	7.0x

	As of and for Three Months Ended 3/31/15
Unsecured Senior Notes Covenants	Actual	Required
Total Debt / Total Assets	42.7%	Less than 60%
Secured Debt / Total Assets	8.1%	Less than 40%
Debt Service Coverage	3.2x	Greater than 1.5x
Unencumbered Assets / Unsecured Debt	253.8%	Greater than 150%

(1)	Except for Unsecured Senior Notes Covenants, amounts exclude the effect of properties serving as collateral for debt which is in default that we expect to extinguish via conveyance of such properties.

Corporate Office Properties Trust
Debt Maturity Schedule
(dollars in thousands)

		GAAP
	Stated	Effective
	Rate	Rate	2015	2016	2017	2018	2019	Thereafter	Total
Unsecured Debt
Unsecured Revolving Credit Facility (1)	LIBOR + 1.30%	1.45%	$—	$—	$164,000	$—		$—	$164,000
Senior Unsecured Notes
Due 6/15/21	3.70%	3.85%	—	—	—	—	—	300,000	300,000
Due 5/15/23	3.60%	3.70%	—	—	—	—	—	350,000	350,000
Due 2/15/24	5.25%	5.49%	—	—	—	—	—	250,000	250,000
Total Senior Unsecured Notes			—	—	—	—	—	900,000	900,000

Exchangeable Senior Notes	4.25%	6.05%	575	—	—	—	—	—	575
Other Unsecured Debt
2015 maturities (2)	LIBOR + 1.50%	1.68%	150,000	—	—	—	—	—	150,000
2017 maturities (1)	LIBOR + 1.50%	1.68%	—	—	250,000	—	—	—	250,000
2019 maturities	LIBOR + 2.10%	2.27%	—	—	—	—	120,000	—	120,000
2026 maturities	0.00%	0.00%	150	200	200	200	200	1,261	2,211
Total Other Unsecured Debt			150,150	200	250,200	200	120,200	1,261	522,211

Total Unsecured Debt			$150,725	$200	$414,200	$200	$120,200	$901,261	$1,586,786
Secured Debt
Fixed Rate Secured Debt
2015 maturities (3)	5.65%	5.65%	$150,000	$—	$—	$—	$—	$—	$150,000
2016 maturities	7.22%	7.21%	3,124	169,343	—	—	—	—	172,467
2017 maturities	5.45%	5.85%	143	200	4,302	—	—	—	4,645
Thereafter	4.41%	4.37%	1,186	1,656	1,745	1,836	1,894	50,228	58,545
Total Fixed Rate Secured Debt			154,453	171,199	6,047	1,836	1,894	50,228	385,657
Variable Rate Secured Debt	LIBOR + 2.25%	2.42%	36,668	—	—	—	—	—	36,668
Total Secured Debt			$191,121	$171,199	$6,047	$1,836	$1,894	$50,228	$422,325

Total Debt			$341,846	$171,399	$420,247	$2,036	$122,094	$951,489	$2,009,111

Fixed Rate Debt	4.71%	4.83%	$155,178	$171,399	$6,247	$2,036	$2,094	$951,489	$1,288,443
Variable Rate Debt	1.79%	1.79%	186,668	—	414,000	—	120,000	—	720,668
Total Debt			$341,846	$171,399	$420,247	$2,036	$122,094	$951,489	$2,009,111

Balloon Payments			$336,750	$166,062	$418,110	$—	$120,000	$943,562	$1,984,484
Scheduled Principal Amortization			5,096	5,337	2,137	2,036	2,094	7,927	24,627
Total Debt			$341,846	$171,399	$420,247	$2,036	$122,094	$951,489	$2,009,111
							Net discount		(9,489)
							Consolidated debt		$1,999,622

(1)	Matures in 2017, and may be extended by one-year at our option, subject to certain conditions.

(2)	May be extended by two one-year periods at our option, subject to certain conditions.

(3)
Excludes incremental additional interest assoc. with default rate. In connection with loan default proceedings, we expect to transfer title to the properties and be relieved of the debt obligation plus accrued interest in 2015.

Corporate Office Properties Trust
Consolidated Joint Ventures as of 3/31/15
(dollars and square feet in thousands)

Operating Properties	Operational Square Feet	Occupancy %	Leased %	Total Assets (1)	Venture Level Debt	% COPT Owned
Suburban Maryland:
M Square Associates, LLC (2 properties)	242	96.9%	96.9%	$56,204	$36,668	50%
Huntsville, AL:
LW Redstone Company, LLC (4 properties)	426	85.3%	100.0%	78,891	37,462	85%
Total/Average	668	89.5%	98.9%	$135,095	$74,130
NOI of Operating Properties for the Three Months Ended 3/31/15 (2)	$2,606

Non-operational Properties	Estimated Developable Square Feet	Total Assets (1)	Venture Level Debt	% COPT Owned
Suburban Maryland:
M Square Research Park	525	$3,467	$—	50%
Huntsville, Alabama:
Redstone Gateway	4,103	70,207	—	85%
Total	4,628	$73,674	$—

(1)  Total assets includes the total assets recorded on the books of the consolidated joint venture plus any outside investment basis related to the applicable joint venture and related joint ventures (formed and to be formed).

(2)	Represents gross NOI of the joint venture operating properties before allocation to joint venture partners.

Corporate Office Properties Trust Supplementary Reconciliations of Non-GAAP Measures (in thousands)

	Three Months Ended
	3/31/15	12/31/14	9/30/14	6/30/14	3/31/14
Net income	$14,735	$5,937	$24,548	$9,050	$5,671
Interest expense on continuing and discontinued operations	20,838	23,286	24,802	23,478	20,827
Income tax expense	55	53	101	92	64
Depreciation of furniture, fixtures and equipment	492	513	543	843	505
Real estate-related depreciation and amortization	31,599	31,358	30,237	30,895	43,596
Impairment losses	233	48	42	1,328	1
Loss on early extinguishment of debt on continuing and discontinued operations	3	9,106	176	363	23
Loss (gain) on sales of operating properties	—	2	(5,123)	—	4
Gain on sales of non-operational properties	(3,986)	(43)	(5,535)	—	—
Net loss (gain) on investments in unconsolidated entities included in interest and other income	75	(74)	63	282	20
Operating property acquisition costs	1,046	—	—	—	—
EBITDA from properties to be conveyed to extinguish debt in default	90	(828)	(732)	(531)	—
Demolition costs on redevelopment properties	175	—	—	—	—
Executive transition costs	—	1,056	—	—	—
Adjusted EBITDA	$65,355	$70,414	$69,122	$65,800	$70,711
Add back:
General, administrative and leasing expenses on continuing and discontinued operations	7,891	8,912	7,211	7,528	8,143
Business development expenses and land carry costs on continuing and discontinued operations, excluding operating property acquisition costs and demolition costs on redevelopment properties	1,569	1,466	1,430	1,351	1,326
Depreciation of FF&E	(492)	(513)	(543)	(843)	(505)
Income from construction contracts and other service operations	(826)	(1,653)	(1,146)	(725)	(3,166)
Interest and other income, excluding net loss/gain on investments in unconsolidated entities	(1,358)	(1,074)	(1,254)	(1,581)	(1,305)
Equity in (income) loss of unconsolidated entities	(25)	(23)	(193)	47	(60)
NOI from properties to be conveyed to extinguish debt in default	(90)	828	732	531	—
Executive transition costs	—	(1,056)	—	—	—
NOI from real estate operations	$72,024	$77,301	$75,359	$72,108	$75,144

Adjusted EBITDA	$65,355	$70,414	$69,122	$65,800	$70,711
Proforma NOI adjustments from properties in quarter of acquisition (disposition)	737	—	(106)	—	—
In-place adjusted EBITDA	$66,092	$70,414	$69,016	$65,800	$70,711

Corporate Office Properties Trust Supplementary Reconciliations of Non-GAAP Measures (continued) (dollars in thousands)

	Three Months Ended
	3/31/15	12/31/14	9/30/14	6/30/14	3/31/14
Discontinued Operations
Revenues from real estate operations	$—	$(2)	$(36)	$5	$19
Property operating expenses	(5)	24	175	(84)	20
Loss on early extinguishment of debt	—	—	—	(93)	(23)
Impairment (losses) recoveries	(233)	—	24	(26)	(1)
Gain (loss) on sales of depreciated real estate properties	—	—	28	—	(4)
Discontinued operations	$(238)	$22	$191	$(198)	$11
GAAP revenues from real estate operations from continuing operations	$122,710	$120,613	$118,276	$115,959	$124,877
Revenues from discontinued operations	—	(2)	(36)	5	19
Real estate revenues	$122,710	$120,611	$118,240	$115,964	$124,896
GAAP property operating expenses from continuing operations	$50,681	$43,334	$43,056	$43,772	$49,772
Property operating expenses from discontinued operations	5	(24)	(175)	84	(20)
Real estate property operating expenses	$50,686	$43,310	$42,881	$43,856	$49,752
Gain on sales of real estate, net, per statements of operations	$3,986	$41	$10,630	$—	$—
Gain (loss) on sales of real estate from discontinued operations	—	—	28	—	(4)
Gain (loss) on sales of real estate from continuing and discont. operations	3,986	41	10,658	—	(4)
Less: Gain on sales of non-operating properties	(3,986)	(43)	(5,535)	—	—
(Loss) gain on sales of operating properties	$—	$(2)	$5,123	$—	$(4)
Impairment losses, per statements of operations	$—	$48	$66	$1,302	$—
Impairment losses (recoveries) on discontinued operations	233	—	(24)	26	1
Total impairment losses	$233	$48	$42	$1,328	$1
Impairment (losses) recoveries on previously depreciated operating properties	(233)	(48)	7	(1,328)	(1)
Impairment losses on non-operating properties	$—	$—	$49	$—	$—

Corporate Office Properties Trust Supplementary Reconciliations of Non-GAAP Measures (continued) (dollars in thousands)

	Three Months Ended
	3/31/15	12/31/14	9/30/14	6/30/14	3/31/14
Total interest expense	$20,838	$23,286	$24,802	$23,478	$20,827
Less: Amortization of deferred financing costs	(990)	(1,020)	(1,357)	(1,122)	(1,167)
Less: Amortization of net debt discounts and prem., net of amounts capitalized	(264)	(261)	(259)	(229)	(171)
Less: Interest exp. on debt in default to be exting. via conveyance of properties	(4,182)	(4,320)	(4,231)	(4,133)	—
Denominator for interest coverage	15,402	17,685	18,955	17,994	19,489
Scheduled principal amortization	1,649	1,603	1,477	1,582	1,855
Denominator for debt service coverage	17,051	19,288	20,432	19,576	21,344
Capitalized interest	2,132	1,740	1,314	1,422	1,589
Preferred share dividends - redeemable non-convertible	3,552	3,552	3,553	4,344	4,490
Preferred unit distributions	165	165	165	165	165
Denominator for fixed charge coverage	$22,900	$24,745	$25,464	$25,507	$27,588
Preferred share dividends	$3,552	$3,552	$3,553	$4,344	$4,490
Preferred unit distributions	165	165	165	165	165
Common share dividends	25,998	25,638	24,112	24,103	24,091
Common unit distributions	1,012	1,055	1,062	1,072	1,081
Total dividends/distributions	$30,727	$30,410	$28,892	$29,684	$29,827
Common share dividends	$25,998	$25,638	$24,112	$24,103	$24,091
Common unit distributions	1,012	1,055	1,062	1,072	1,081
Dividends and distributions for payout ratios	$27,010	$26,693	$25,174	$25,175	$25,172

Total Assets	$3,777,155	$3,670,257	$3,680,188	$3,709,500	$3,605,897
Accumulated depreciation	724,539	703,083	679,598	655,214	635,178
Accumulated depreciation included in assets held for sale	—	—	—	3,121	—
Accumulated amort. of real estate intangibles and deferred leasing costs	219,437	214,611	207,864	201,627	199,500
Accumulated amortization of real estate intangibles and deferred leasing costs included in assets held for sale	—	—	—	4,277	—
Less: Adj. book assoc. with properties to be conveyed to exting. debt in default	(131,623)	(131,118)	(130,346)	(130,921)	—
Adjusted book	$4,589,508	$4,456,833	$4,437,304	$4,442,818	$4,440,575
Debt, net	$1,999,622	$1,920,057	$2,049,992	$2,099,343	$1,931,831
Less: Debt in default to be extinguished via conveyance of properties	(150,000)	(150,000)	(150,000)	(150,000)	—
Numerator for debt to adjusted book ratio	1,849,622	1,770,057	1,899,992	1,949,343	1,931,831
Less: Cash and cash equivalents	(4,429)	(6,077)	(40,018)	(76,216)	(18,374)
Adjusted debt	$1,845,193	$1,763,980	$1,859,974	$1,873,127	$1,913,457

Corporate Office Properties Trust
Definitions

Non-GAAP Measures

We believe that the measures defined below that are not determined in accordance with generally accepted accounting principles (“GAAP”) are helpful to investors in measuring our performance and comparing it to that of other real estate investment trusts (“REITs”).  Since these measures exclude certain items includable in their respective most comparable GAAP measures, reliance on the measures has limitations; management compensates for these limitations by using the measures simply as supplemental measures that are weighed in balance with other GAAP and non-GAAP measures.  These measures are not necessarily indications of our cash flow available to fund cash needs.  Additionally, they should not be used as an alternative to the respective most comparable GAAP measures when evaluating our financial performance or to cash flow from operating, investing and financing activities when evaluating our liquidity or ability to make cash distributions or pay debt service.

Adjusted book
Defined as total assets presented on our consolidated balance sheet excluding the effect of accumulated depreciation on real estate properties, accumulated amortization of intangible assets on real estate acquisitions and accumulated amortization of deferred leasing costs, and excluding the effect of properties serving as collateral for debt which is in default that we expect to extinguish via conveyance of such properties.

Adjusted debt
Defined as the carrying value of our debt, as adjusted to subtract cash and cash equivalents as of the end of the period and debt in default to be extinguished via conveyance of properties.

Adjusted debt to in-place adjusted EBITDA ratio
Defined as adjusted debt (as defined above) divided by in-place adjusted EBITDA (defined below) for the three month period that is annualized by multiplying by four.

Adjusted earnings before interest, income taxes, depreciation and amortization (“Adjusted EBITDA”)
Adjusted EBITDA is net income (loss) adjusted for the effects of interest expense, depreciation and amortization, impairment losses, gain on sales of properties, gain or loss on early extinguishment of debt, net gain on unconsolidated entities, operating property acquisition costs, loss on interest rate derivatives, income taxes, demolition costs on redevelopment properties and executive transition costs, and excluding the effect of properties serving as collateral for debt which is in default that we expect to extinguish via conveyance of such properties.  We believe that adjusted EBITDA is a useful supplemental measure of performance for assessing our un-levered performance.  We believe that net income is the most directly comparable GAAP measure to adjusted EBITDA.

Amortization of acquisition intangibles included in NOI
Represents the amortization of intangible asset and liability categories that is included in net operating income, including amortization of above- or below-market leases and above- or below-market cost arrangements.

Basic FFO available to common share and common unit holders (“Basic FFO”)
This measure is FFO adjusted to subtract (1) preferred share dividends, (2) income attributable to noncontrolling interests through ownership of preferred units in Corporate Office Properties, L.P. (the “Operating Partnership”) or interests in other consolidated entities not owned by us, (3) depreciation and amortization allocable to noncontrolling interests in other consolidated entities, (4) Basic FFO allocable to restricted shares and (5) issuance costs associated with redeemed preferred shares.  With these adjustments, Basic FFO represents FFO available to common shareholders and holders of common units in the Operating Partnership (“common units”).  Common units are substantially similar to our common shares of beneficial interest (“common shares”) and are exchangeable into common shares, subject to certain conditions.  We believe that Basic FFO is useful to investors due to the close correlation of common units to common shares.  We believe that net income is the most directly comparable GAAP measure to Basic FFO.

Corporate Office Properties Trust
Definitions

Cash net operating income (“Cash NOI”)
Defined as NOI from real estate operations adjusted to eliminate the effects of noncash rental revenues and property operating expenses (comprised of straight-line rental adjustments, which includes the amortization of tenant incentives, and amortization of acquisition intangibles included in FFO and NOI).  Under GAAP, rental revenue is recognized evenly over the term of tenant leases.  Many leases provide for contractual rent increases and the effect of accounting under GAAP for such leases is to accelerate the recognition of lease revenue.  Since some leases provide for periods under the lease in which rental concessions are provided to tenants, the effect of accounting under GAAP is to allocate rental revenue to such periods.  Also under GAAP, when a property is acquired, we allocate the acquisition to certain intangible components (including above- and below-market leases and above- or below-market cost arrangements), which are then amortized into FFO and NOI over their estimated lives.  We believe that Cash NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it makes adjustments to NOI for the above stated items that are not associated with cash to us.  As is the case with NOI, the measure is useful in our opinion in evaluating and comparing the performance of geographic segments, same-office property groupings and individual properties.  We believe that net income is the most directly comparable GAAP measure to Cash NOI.

Debt to Adjusted book
Defined as debt, as adjusted to subtract debt in default to be extinguished via conveyance of properties, divided by Adjusted book (defined above).

Diluted adjusted funds from operations available to common share and common unit holders (“Diluted AFFO”)
Defined as Diluted FFO, as adjusted for comparability, adjusted for the following: (1) the elimination of the effect of (a) noncash rental revenues and property operating expenses (comprised of straight-line rental adjustments, which includes the amortization of recurring tenant incentives, and amortization of acquisition intangibles included in FFO and NOI, both of which are described under “Cash NOI” below), (b) share-based compensation, net of amounts capitalized, (c) amortization of deferred financing costs, (d) amortization of debt discounts and premiums and (e) amortization of settlements of debt hedges; and (2) recurring capital expenditures.  Recurring capital expenditures are defined as tenant improvements and incentives, building improvements and leasing costs for operating properties that are not (1) items contemplated prior to the acquisition of a property, (2) improvements associated with the expansion of a building or its improvements, (3) renovations to a building which change the underlying classification of the building (for example, from industrial to office or Class C office to Class B office) or (4) capital improvements that represent the addition of something new to the property rather than the replacement of something (for example, the addition of a new heating and air conditioning unit that is not replacing one that was previously there); recurring capital expenditures excludes expenditures of operating properties included in disposition plans during the period that were already sold or are held for future disposition.  We believe that Diluted AFFO is an important supplemental measure of liquidity for an equity REIT because it provides management and investors with an indication of our ability to incur and service debt and to fund dividends and other cash needs.  We believe that the numerator to diluted EPS is the most directly comparable GAAP measure to Diluted AFFO.

Diluted FFO available to common share and common unit holders (“Diluted FFO”)
Diluted FFO is Basic FFO adjusted to add back any changes in Basic FFO that would result from the assumed conversion of securities that are convertible or exchangeable into common shares.  The computation of Diluted FFO assumes the conversion of common units in the Operating Partnership but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period.  We believe that Diluted FFO is useful to investors because it is the numerator used to compute Diluted FFO per share, discussed below.  We believe that the numerator to diluted EPS is the most directly comparable GAAP measure to Diluted FFO.

Diluted FFO available to common share and common unit holders, as adjusted for comparability (“Diluted FFO, as adjusted for comparability”) and FFO, as adjusted for comparability
Defined as Diluted FFO or FFO adjusted to exclude: operating property acquisition costs: gains on sales of, and impairment losses on, properties other than previously depreciated operating properties, net of associated income tax; gain or loss on early extinguishment of debt; FFO associated with properties securing non-recourse debt on which we have defaulted and which we have extinguished, or expect to extinguish, via conveyance of those properties (including property NOI, interest expense and gains on debt extinguishment); loss on interest rate derivatives; demolition costs on redevelopment properties; executive transition costs; and accounting charges for original issuance costs associated with redeemed preferred shares.  We believe that the excluded items are not reflective of normal operations and, as a result, believe that a measure

Corporate Office Properties Trust
Definitions

that excludes these items is a useful supplemental measure in evaluating operating performance.  The adjustment for FFO associated with properties securing non-recourse debt on which we have defaulted pertains to the periods subsequent to our default on the loan’s payment terms, which was the result of our decision to not support payments on the loan since the estimated fair value of the properties was less than the loan balance. While we continued as the legal owner of the properties during this period, all cash flows produced by them went directly to the lender and we did not fund any debt service shortfalls, which included incremental additional interest under the default rate. We believe that the numerator to diluted EPS is the most directly comparable GAAP measure to this non-GAAP measure.

Diluted FFO per share
Diluted FFO per share is (1) Diluted FFO divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged.  The computation of Diluted FFO per share assumes the conversion of common units in the Operating Partnership but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period.  We believe that Diluted FFO per share is useful to investors because it provides investors with a further context for evaluating our FFO results in the same manner that investors use earnings per share (“EPS”) in evaluating net income available to common shareholders.  We believe that diluted EPS is the most directly comparable GAAP measure to Diluted FFO per share.

Diluted FFO per share, as adjusted for comparability
Defined as (1) Diluted FFO available to common share and common unit holders, as adjusted for comparability divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged.  The computation of this measure assumes the conversion of common units in the Operating Partnership but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase the per share measure in a given period.  As discussed above, we believe that the excluded items are not indicative of normal operations.  As such, we believe that a measure that excludes these items is a useful supplemental measure in evaluating our operating performance.  We believe that diluted EPS is the most directly comparable GAAP measure.

Dividend coverage-Diluted FFO, Diluted FFO, as adjusted for comparability, and Dividend coverage-Diluted AFFO
These measures divide either Diluted FFO, Diluted FFO, as adjusted for comparability, or Diluted AFFO by the sum of (1) dividends on common shares and (2) distributions to holders of interests in the Operating Partnership and dividends on convertible preferred shares when such distributions and dividends are included in Diluted FFO.

Funds from operations (“FFO” or “FFO per NAREIT”)
Defined as net income computed using GAAP, excluding gains on sales of, and impairment losses on, previously depreciated operating properties and real estate-related depreciation and amortization.  When multiple properties consisting of both operating and non-operating properties exist on a single tax parcel, we classify all of the gains on sales of, and impairment losses on, the tax parcel as all being for previously depreciated operating properties when most of the value of the parcel is associated with operating properties on the parcel. We believe that we use the National Association of Real Estate Investment Trust’s (“NAREIT”) definition of FFO, although others may interpret the definition differently and, accordingly, our presentation of FFO may differ from those of other REITs.  We believe that FFO is useful to management and investors as a supplemental measure of operating performance because, by excluding gains related to sales of, and impairment losses on, previously depreciated operating properties and excluding real estate-related depreciation and amortization, FFO can help one compare our operating performance between periods.  We believe that net income is the most directly comparable GAAP measure to FFO.

In-place adjusted EBITDA
Defined as Adjusted EBITDA, as further adjusted for: (1) the removal of NOI pertaining to properties in the quarterly periods in which such properties were sold; and (2) the addition of pro forma adjustments to NOI for properties acquired subsequent to the commencement of a quarter made in order to reflect a full quarter of ownership. We

Corporate Office Properties Trust
Definitions

believe that in-place adjusted EBITDA is a useful supplemental measure of performance for assessing our un-levered performance, as further adjusted for changes in our ownership of operating properties.  We believe that net income is the most directly comparable GAAP measure to in-place adjusted EBITDA.

Net operating income (“NOI”) from real estate operations
NOI is real estate revenues from continuing and discontinued operations reduced by total property expenses associated with real estate operations, including discontinued operations; total property expenses, as used in this definition, do not include depreciation, amortization or interest expense associated with real estate operations.  We believe that NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core real estate operations that is unaffected by depreciation, amortization, financing and general, administrative and leasing expenses; we believe this measure is particularly useful in evaluating the performance of geographic segments, same-office property groupings and individual properties.  We believe that net income is the most directly comparable GAAP measure to NOI.

NOI debt service coverage ratio and Adjusted EBITDA debt service coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by the sum of interest expense on continuing and discontinued operations (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, and interest expense on debt in default to be extinguished via conveyance of properties) and scheduled principal amortization on mortgage loans for continuing and discontinued operations.

NOI fixed charge coverage ratio and Adjusted EBITDA fixed charge coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by the sum of (1) interest expense on continuing and discontinued operations (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, and interest expense on debt in default to be extinguished via conveyance of properties), (2) scheduled principal amortization on mortgage loans for continuing and discontinued operations, (3) capitalized interest, (4) dividends on preferred shares and (5) distributions on preferred units in the Operating Partnership not owned by us.

NOI interest coverage ratio and Adjusted EBITDA interest coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by interest expense on continuing and discontinued operations (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, and interest expense on debt in default to be extinguished via conveyance of properties).

Payout ratios based on: Diluted FFO; Diluted FFO, as adjusted for comparability; and Diluted AFFO
These payout ratios are defined as (1) the sum of (a) dividends on common shares and (b) distributions to holders of interests in the Operating Partnership and dividends on convertible preferred shares when such distributions and dividends are included in Diluted FFO divided by (2) the respective non-GAAP measures on which the payout ratios are based.

Real estate revenue operating margin
Defined as NOI from real estate operations divided by real estate revenue, including continuing and discontinued operations.

Recurring capital expenditures
Definition is included above in the definition for Diluted AFFO.

Rental revenue operating margin
Defined as NOI from real estate operations divided by real estate rental revenue, including continuing and discontinued operations.

Corporate Office Properties Trust
Definitions

Same office property NOI
Defined as NOI from real estate operations of Same Office Properties.  We believe that Same Office Property NOI is an important supplemental measure of operating performance of Same Office Properties for the same reasons discussed above for NOI from real estate operations.

Same office property cash NOI
Defined as cash NOI attributable to same office properties with additional adjustments to eliminate the effects of: (1) lease termination fees paid by tenants to terminate their lease obligations prior to the end of the agreed upon lease terms; and (2) rental revenue recognized under GAAP resulting from landlord assets funded by tenants.  Lease termination fees and tenant-funded landlord improvements are often recognized as revenue in large one-time lump sum amounts.  We believe that cash NOI attributable to same office properties with additional adjustments to eliminate the effects of these amounts is a useful supplemental measure of operating performance in evaluating same-office property groupings.  We believe that net income is the most directly comparable GAAP measure to Same office property cash NOI.

Corporate Office Properties Trust
Definitions

Other Definitions

Acquisition Costs — Transaction costs expensed in connection with executed or anticipated acquisitions of operating properties.

Annualized Rental Revenue — The monthly contractual base rent as of the reporting date multiplied by 12, plus the estimated annualized expense reimbursements under existing leases for occupied space.

Construction Properties — Properties under active construction and properties that we were contractually committed to construct.

Core Portfolio — Operating properties held for long-term investment.

Demand Driver Adjacent Properties — Office properties held for long-term investment located near defense installations and other knowledge-based government demand drivers.

First Generation Space — Newly constructed or redeveloped space that has never been occupied.

Greater Washington, DC/Baltimore Region — Includes counties that comprise the Baltimore/Washington Corridor, Northern Virginia, Greater Baltimore, St. Mary’s & King George Counties, and the Washington, DC-Capitol Riverfront.

Operational Space — The portion of a property in operations (excludes portion under construction or redevelopment).

Pre-Construction Properties — Properties on which work associated with one or more of the following tasks is underway on a regular basis: pursuing entitlements, planning, design and engineering, bidding, permitting and premarketing/preleasing. Typically, these projects, as categorized in this Supplemental Information package, are targeted to begin construction in 12 months or less.

Redevelopment Properties — Properties previously in operations on which activities to substantially renovate such properties were underway or approved.

Regional Office — Regional office properties held for long-term investment predominantly in the Greater Washington, DC/Baltimore region, excluding Strategic Tenant Niche Properties.

Same Office Properties — Operating office properties owned and 100% operational since at least January 1, 2014, excluding properties held for future disposition and properties under redevelopment.

Second Generation Space — Space leased that has been previously occupied.

Strategic Tenant Niche Properties — Office properties held for long-term investment located near defense installations and other knowledge-based government demand drivers, or that were otherwise at least 50% leased as of most recent year end by United States Government agencies or defense contractors.

Total Portfolio — Operating properties, excl. the effect of properties serving as collateral for debt which is in default that we expect to extinguish via property conveyance.

Unstabilized Properties — Properties with first generation operational space less than 90% occupied at period end.